As filed with the Securities and Exchange Commission on January 24, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Suzano S.A.	Fibria Overseas Finance Ltd.	Suzano Austria GmbH
(Exact name of Registrant as specified in its charter)

Suzano Inc.	Not Applicable	Not Applicable
(Translation of Registrant’s name into English)

The Federative Republic of Brazil	Cayman Islands	The Republic of Austria
(State or other jurisdiction of incorporation or organization)

Not Applicable	Not Applicable	Not Applicable
(I.R.S. Employer Identification Number)

Av. Professor Magalhaes Neto, 1,752 10th Floor, Rooms 1010 and 1011 Salvador, Brazil 41 810-012 Telephone: +55 (11) 3503-9000	190 Elgin Avenue, George Town Grand Cayman KY1-9005 Cayman Islands Telephone: (55-11) 2138-4000	Fleischmarkt 1 1010 Vienna Austria Telephone: +43 1 205 776 0095
(Address and telephone number of Registrant’s principal executive offices)

Suzano Pulp and Paper America, Inc.

800, Corporative Drive, Suite 320

Fort Lauderdale, Florida, 33334

United States

Telephone: +1 (954) 772-7716

(Name, address and telephone number of agent for service)

Copy to:

Juan G. Giráldez, Esq.

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

(212) 225-2000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/ Proposed Maximum Offering Price per Unit/ Proposed Maximum Aggregate Offering Price/ Amount of Registration Fee
Debt Securities (1)	(2)
Guarantees	(3)

(1)         Debt securities of Suzano Austria GmbH and debt securities of Fibria Overseas Finance Ltd., fully and unconditionally guaranteed by Suzano S.A.

(2)         The registrants are registering an indeterminate amount of securities for offer and sale from time to time at indeterminate offering prices. The registrants are deferring payment of registration fees in accordance with Rules 456(b) and 457(r).

(3)         Guarantees of Suzano S.A. of debt securities of Suzano Austria GmbH and of debt securities of Fibria Overseas Finance Ltd.  No separate consideration will be received for the guarantees. Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees.

P R O S P E C T U S

Suzano Austria GmbH	Fibria Overseas Finance Ltd.

Guaranteed Debt Securities	Guaranteed Debt Securities

Suzano S.A.

Guarantees

Suzano Austria GmbH and Fibria Overseas Finance Ltd. may each from time to time issue debt securities guaranteed by Suzano S.A. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. When we offer securities, the specific terms of the securities, including the offering price, and the specific manner in which they may be offered, will be described in supplements to this prospectus. You should read this prospectus and any accompanying prospectus supplement carefully before you invest.

Investing in our securities involves risks. See the “Risk Factors” section set forth in our most recent annual report on Form 20-F, which is incorporated by reference herein, and, if any, in the relevant prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

January 24, 2020

ABOUT THIS PROSPECTUS

In this prospectus, unless the context otherwise requires, references to “Suzano,” the “Company,” or the “Guarantor” mean Suzano S.A. and its consolidated subsidiaries taken as a whole, references to “Suzano Austria” mean Suzano Austria GmbH, and references to “Fibria Overseas Finance” mean Fibria Overseas Finance Ltd. Terms such as “we”, “us” and “our” generally refer to Suzano S.A., Suzano Austria and Fibria Overseas Finance, unless the context requires otherwise.

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (which we refer to as the SEC) utilizing a “shelf” registration process. Under the shelf registration process, using this prospectus, together with a prospectus supplement, we may sell from time to time the debt securities described in this prospectus in one or more offerings.

This prospectus only provides a general description of the securities that we may offer. Each time we offer securities, we will prepare a prospectus supplement containing specific information about the particular offering and the terms of those securities. We may also add, update or change other information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information we file with the SEC. The registration statement that we filed with the SEC includes exhibits that provide more detail on the matters discussed in this prospectus. Before you invest in any securities offered by this prospectus, you should read this prospectus, any related prospectus supplement and the related exhibits filed with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information.  All of the summaries are qualified in their entirety by reference to the actual documents.  Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus.  You should not assume that the information in this prospectus, including any information incorporated in this prospectus by reference, any accompanying prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date on the front of those documents.  Our business, financial condition, results of operations and prospects may have changed since that date.

You should rely only on the information contained in or incorporated by reference in this prospectus or a prospectus supplement.  We have not authorized anyone to provide you with different information.  We are not making an offer to sell securities in any jurisdiction where the offer or sale of such securities is not permitted.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC on Form F-3 under the Securities Act of 1933 relating to the securities offered by this prospectus. This prospectus, which is a part of that registration statement, does not contain all of the information set forth in the registration statement. For more information with respect to our company and the securities offered by this prospectus, you should refer to the registration statement and to the exhibits filed with it. Statements contained or incorporated by reference in this prospectus regarding the contents of any contract or other document are not necessarily complete, and, where the contract or other document is an exhibit to the registration statement or incorporated or deemed to be incorporated by reference, each of these statements is qualified in all respects by the provisions of the actual contract or other document.

We are subject to the information requirements of the United States Exchange Act, applicable to a foreign private issuer, and accordingly file or furnish reports, including annual reports on Form 20-F, reports on Form 6-K, and other information with the SEC. You may read and copy any materials filed with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Any filings we make electronically will be available to the public over the Internet at the SEC’s web site at www.sec.gov. These reports and other information may also be inspected and copied at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

Common shares of Suzano, represented by ADSs, are listed on the New York Stock Exchange under the symbol “SUZ”. Additional information concerning us and our securities may be available through the New York Stock Exchange.

FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements, principally under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We have based these forward-looking statements largely on our current expectations about future events and financial trends affecting our business. These forward-looking statements are subject to risks, uncertainties and assumptions, including among other things:

•                  our management and future operation;

•                  the implementation of our principal operational strategies, including our potential participation in acquisitions, joint venture transactions or other investment opportunities;

•                  general economic, political and business conditions, both in Brazil and in our principal export markets;

•                  industry trends and the general level of demand for, and change in the market prices of, our products;

•                  existing and future governmental regulation, including tax, labor, pension and environmental laws and regulations and import tariffs in Brazil and in other markets in which we operate or to which we export our products;

•                  the competitive nature of the industries in which we operate;

•                  our level of capitalization, including the levels of our indebtedness and overall leverage;

•                  the cost and availability of financing;

•                  our compliance with the covenants contained in the instruments governing our indebtedness;

•                  the implementation of our financing strategy and capital expenditure plans;

•                  inflation and fluctuations in currency exchange rates, including reais and the U.S. dollar;

•                  legal and administrative proceedings to which we are or may become a party;

•                  the volatility of the prices of the raw materials we sell or purchase to use in our business;

•                  other statements included in this prospectus that are not historical; and

•                  other factors or trends affecting our financial condition or results of operations, including those factors identified or discussed under “Risk Factors.”

The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “hope,” “intend,” “may,” “might,” “should,” “would,” “will,” “understand” and similar words are intended to identify forward-looking statements. We undertake no obligation to update publicly or revise any forward-looking statements because of new information, future events or otherwise. In light of these risks and uncertainties, the forward-looking information, events and circumstances discussed in this prospectus might not occur and are not guarantees of future performance. Our actual results and performance may differ substantially from the forward-looking statements included in this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. The SEC allows us to “incorporate by reference” information filed with and/or furnished to the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and certain later information that we file with and/or furnish to the SEC will automatically update and supersede this information. We incorporate by reference the following documents:

1.              Suzano’s annual report on Form 20-F for the year ended December 31, 2018, filed with the SEC on April 30, 2019 (SEC File No. 001-38755), which we refer to as the “Suzano’s 2018 Form 20-F”, containing our audited consolidated financial statements as of December 31, 2018 and 2017 and for the three years ended December 31, 2018, which we refer to as our “Audited Annual Financial Statements”;

2.              Suzano’s submission on Form 6-K furnished to the SEC on January 24, 2019 (SEC File No. 001-38755), containing Suzano’s pro forma unaudited condensed consolidated interim financial information as of December 31, 2018 and Suzano’s management’s discussion and analysis of financial condition and results of operations with respect to the unaudited condensed consolidated interim financial information as of September 30, 2019;

3.              Suzano’s submission on Form 6-K furnished to the SEC on October 31, 2019 (SEC File No. 001-38755), containing Suzano’s unaudited condensed consolidated interim financial information as of September 30, 2019;

4.              Suzano’s submission on Form 6-K furnished to the SEC on October 18, 2019 (SEC File No. 001-38755), relating to the settlement of the issuance of debentures not convertible into shares, unsecured, in single series, in the aggregate amount of R$750,000,000, due September 15, 2028;

5.              Suzano’s submission on Form 6-K furnished to the SEC on October 31, 2019 (SEC File No. 001-38755), relating to the decision to discontinue the guidance of Suzano’s market pulp production volume in 2019, without establishing new estimates;

6.              Suzano’s submission on Form 6-K furnished to the SEC on December 12, 2019 (SEC File No. 001-38755), relating to the reduction of capital expenditures estimates for the fiscal year 2019 and the approval of capital expenditures estimates for the fiscal year 2020;

7.              Suzano’s submission on Form 6-K furnished to the SEC on December 19, 2019 (SEC File No. 001-38755), relating to the approval of investments in the state of Espírito Santo, in the aggregate amount of R$933,400,000;

8.              Fibria’s submission on Form 6-K furnished to the SEC on February 22, 2019 (SEC File No. 001-15018), containing Fibria’s audited consolidated financial statements as of December 31, 2018 and 2017 and for the three years in the period ended December 31, 2018, except that the last 6 pages of such Form 6-K, containing Fibria’s management report for the fiscal year ended December 31, 2018 are not incorporated by reference herein; and

9.              Any future annual reports of Suzano on Form 20-F filed with, and all reports on Form 6-K that are designated in such reports as being incorporated by reference into this prospectus furnished to, the SEC after the date of this prospectus and prior to the termination of the exchange offers.

We will provide without charge to any person to whom a copy of this prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents).  Requests should be directed to Suzanos’s Investor Relations Department located at Avenida Brigadeiro Faria Lima, 1,355, 7th floor, São Paulo, SP, 01452-919, Brazil (telephone: +55 (11) 3503-9000), e-mail: ri@suzano.com.br).

SUZANO

With more than 90 years of experience, we operate mainly in the pulp (paper grade and fluff) and paper (paperboard, printing and writing and tissue) segments. We believe that we are one of the largest vertically integrated producers of pulp and paper in Latin America. According to Hawkins Wright, upon completion of the merger of shares (incorporação de ações) with Fibria (which we refer to as “Merger”), we became the world’s largest producer of virgin market pulp, with an aggregate installed capacity of 10.9 million metric tons of eucalyptus pulp per year and a broad and diversified forest base. Along with other Brazilian eucalyptus pulp producers, we consider to have the lowest cost of pulp production in the world. We believe our modern technology of plantation and harvesting, our strategic location for plantation facilities and our low cost of pulp production are among our competitive strengths.

We believe we are one of Brazil’s largest paper producers, and based on data from IBÁ, we accounted for nearly 40% of the printing and writing paper and 26% of the paperboard produced in Brazil in 2017. Our share of Brazilian paper production remained unchanged following the Merger, as Fibria did not have any paper production.

Our eucalyptus pulp production satisfies 100% of our requirements for paper production, and we sell the remaining production as market pulp. As of December 31, 2018, our total eucalyptus pulp installed production capacity (considering the combined volume of Suzano and Fibria operations) was 10.9 million tons per year of market pulp, and our total production volume was 10.3 million tons (3.5 million tons from Suzano operations and 6.8 million tons from Fibria operations). Additionally, we produced 1.3 million tons of paper and paperboard.

Our structure includes administrative offices in Salvador and São Paulo, two integrated pulp and paper production facilities in the state of São Paulo (Suzano and Limeira units), a non-integrated paper production facility in the state of São Paulo (Rio Verde unit), an integrated pulp, paper and tissue facility in the state of Bahia (Mucuri unit), an integrated pulp and tissue facility in the state of Maranhão (Imperatriz unit), and FuturaGene, a biotechnology research and development subsidiary. We own one of the largest distribution structures for paper and graphic products in South America. Following the Merger, we also own pulp production facilities in the state of Espírito Santo (Aracruz unit), in the state of São Paulo state (Jacareí Unit), one unit with two production lines in Três Lagoas (in the state of Mato Grosso do Sul) and 50% interest in Veracel, a joint venture with Stora Enso, an industrial unit located in Eunápolis (in the state of Bahia).

The scale of our production capacity, the proximity of our planted forests to our mills and the integration of our pulp and paper production process allow us to benefit from substantial economies of scale and low production costs. Our Limeira, Suzano and Rio Verde units are primarily focused on the Brazilian market and are located near the city of São Paulo, the largest consumer market in Brazil according to data from IBÁ and RISI, located approximately 90 km from the port of Santos, an important export hub, and approximately 190 km from our planted forests. Our Mucuri unit is focused primarily on export markets, and is located approximately 320 km from the port of Vitória and approximately 250 km from Portocel, a port specialized in exporting pulp and paper located in the state of Espírito Santo. The Imperatriz unit, in Maranhão, is also focused primarily on export markets and is located approximately 600 km from the port of Itaquí. Exports are carried from our units to the ports by rail, allowing for very competitive transportation costs. The relatively short distances between our planted forests, our mills and most of our Brazilian customers or export facilities provide us with relatively low transportation costs, which in turn results in lower total production costs. After our Merger with Fibria we own and operate (1) the Aracruz pulp mill (located in the State of Espírito Santo) which is located approximately 3 kilometers from Portocel, a specialized port terminal operated by our subsidiary, Portocel Terminal Especializado de Barra do Riacho S.A., or Portocel; (2) the Três Lagoas pulp mill (located in the State of Mato Grosso do Sul), whose production is transported from the mill by a reliable multi-modal (truck and rail) system on a daily basis to the port of Santos, located 788 km away from the unit by truck and 920 km by rail; and (3) the Jacareí pulp mill (located in the State of São Paulo), whose production is transported by rail to the port of Santos, which is located 150 km away from the unit. Additionally, we have a 50.0% interest in Veracel, which owns and operates a pulp mill in the municipality of Eunápolis (located in the State of Bahia), whose production is transported to Portocel, which is located about 541 km away from the unit.

Our shares are traded on the special listing segment of the B3 (Brasil, Bolsa, Balcão), which provides for the highest level of corporate governance in the Brazilian market, and our ADSs are traded on the NYSE.

SUZANO AUSTRIA

Suzano Austria is a limited liability company (Gesellschaft mit beschränkter Haftung) incorporated under the laws of the Republic of Austria, registered under registration number FN 62444 f with the companies’ register of the Commercial Court of Vienna, with its corporate seat in Vienna and its principal office at Fleischmarkt 1, 1010 Vienna, Austria, Austria. Suzano Austria is a

wholly-owned trading company, with indefinite term of duration, and its corporate purpose is the acquisition, sale and participation of and in other companies. Suzano Austria’s capital is €36,336.42 and divided into quotas, all held and fully paid in by Suzano.

FIBRIA OVERSEAS FINANCE

Fibria Overseas Finance is a wholly-owned finance subsidiary of Suzano. Fibria Overseas Finance is a finance company, and its business is to issue debt securities to fund the activities of Suzano and its subsidiaries and affiliates. Fibria Overseas Finance is an exempted company which was incorporated with limited liability under the laws of the Cayman Islands on October 9, 2009 with unlimited duration. The registered office of Fibria Overseas Finance is at the offices of Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands and its principal executive office is located at Avenida Brigadeiro Faria Lima, 1355 — 7th  floor - São Paulo, SP, 01452-919, Brazil. Fibria Overseas Finance was registered with Company No. 231879 by the Registrar of Companies of the Cayman Islands on October 9, 2009.

LEGAL OWNERSHIP OF DEBT SECURITIES

In this prospectus and in any applicable prospectus supplement, when we refer to the “holders” of debt securities as being entitled to specified rights or payments, we mean only the actual legal holders of the securities. While you will be the holder if you hold a security registered in your name, more often than not the registered holder will actually be either a broker, bank, other financial institution or, in the case of a global security, a depositary. Our obligations, as well as the obligations of the trustee, any warrant agent, any transfer agent, any registrar, any depositary and any third parties employed by us or the other entities listed above, run only to persons who are registered as holders of our securities, except as may be specifically provided for in a contract governing the debt securities. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that registered holder is legally required to pass the payment along to you as a street name customer but does not do so.

Street Name and Other Indirect Holders

Holding securities in accounts at banks or brokers is called holding in “street name.” If you hold our securities in street name, we will recognize only the bank or broker, or the financial institution that the bank or broker uses to hold the securities, as a holder. These intermediary banks, brokers, other financial institutions and depositaries pass along principal, interest, dividends and other payments, if any, on the securities, either because they agree to do so in their customer agreements or because they are legally required to do so. This means that if you are an indirect holder, you will need to coordinate with the institution through which you hold your interest in a security in order to determine how the provisions involving holders described in this prospectus and any prospectus supplement will actually apply to you. For example, if the debt security in which you hold a beneficial interest in street name can be repaid at the option of the holder, you cannot redeem it yourself by following the procedures described in the prospectus supplement relating to that security. Instead, you would need to cause the institution through which you hold your interest to take those actions on your behalf. Your institution may have procedures and deadlines different from or additional to those described in the applicable prospectus supplement.

If you hold our securities in street name or through other indirect means, you should check with the institution through which you hold your interest in a security to find out, among other things:

•                      how it handles payments and notices with respect to the debt securities;

•                      whether it imposes fees or charges;

•                      how it handles voting, if applicable;

•                      how and when you should notify it to exercise on your behalf any rights or options that may exist under the debt securities;

•                      whether and how you can instruct it to send you securities registered in your own name so you can be a direct holder as described below; and

•                      how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Global Securities

A global security is a special type of indirectly held security. If we choose to issue our debt securities, in whole or in part, in the form of global securities, the ultimate beneficial owners can only be indirect holders. We do this by requiring that the global security be registered in the name of a financial institution we select and by requiring that the debt securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the “depositary.” Any person wishing to own a security issued in global form must do so indirectly through an account with a broker, bank or other financial institution that in turn has an account with the depositary. The prospectus supplement indicates whether the securities will be issued only as global securities.

As an indirect holder, your rights relating to a global security will be governed by the account rules of your financial institution and of the depositary, as well as general laws relating to securities transfers. We will not recognize you as a holder of the debt securities and instead deal only with the depositary that holds the global security.

You should be aware that if our debt securities are issued only in the form of global securities:

•                       you cannot have the securities registered in your own name;

•                       you cannot receive physical certificates for your interest in the securities;

•                       you will be a street name holder and must look to your own bank or broker for payments on the debt securities and protection of your legal rights relating to the debt securities;

•                       you may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates;

•                       the depositary’s policies will govern payments, dividends, transfers, exchange and other matters relating to your interest in the global security. We, the trustee, any warrant agent, any transfer agent and any registrar have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We, the trustee, any warrant agent, any transfer agent and any registrar also do not supervise the depositary in any way; and

•                       the depositary will require that interests in a global security be purchased or sold within its system using same-day funds for settlement.

In a few special situations described below, a global security representing our debt securities will terminate and interests in it will be exchanged for physical certificates representing the securities. After that exchange, the choice of whether to hold securities directly or in street name will be up to you. You must consult your bank or broker to find out how to have your interests in the securities transferred to your name, so that you will be a direct holder.

Unless we specify otherwise in the prospectus supplement, the special situations for termination of a global security representing our debt securities are:

•                      when the depositary notifies us that it is unwilling or unable to continue as depositary for such global security or the depositary ceases to be a clearing agent registered under the Exchange Act, at a time when such depositary is required to be so registered in order to act as depositary, and, in each case, we do not or cannot appoint a successor depositary within 90 days;

•                      when we notify the trustee that we wish to terminate the global security; or

•                      when an event of default on debt securities has occurred and has not been cured. (Defaults are discussed later under “Description of Debt Securities—Events of Default.”)

The prospectus supplement may also list additional situations for terminating a global security that would apply to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary (and not us, the trustee, any warrant agent, any transfer agent or any registrar) is responsible for deciding the names of the institutions that will be the initial direct holders.

In the remainder of this document, “you” means direct holders and not street name or other indirect holders of securities. Indirect holders should read the previous subsection starting on page 8 entitled “Street Name and Other Indirect Holders.”

DESCRIPTION OF DEBT SECURITIES

The following briefly summarizes the material provisions of the debt securities and the indentures that will govern the debt securities, other than pricing and related terms and other specifications that will be disclosed in a prospectus supplement.  You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you.  You should also read the particular terms of your series of debt securities, which will be described in more detail in a prospectus supplement.  All references to Suzano in this section refer to Suzano S.A., and not to its consolidated subsidiaries.

Indentures

Any debt securities and guarantees that we issue will be governed by an indenture.  The indenture is a contract entered into between any one of us and a trustee, currently Deutsche Bank Trust Company Americas. The trustee under the indenture has two main roles:

a)                                     First, the trustee can enforce your rights against Suzano Austria and Fibria Overseas Finance if Suzano Austria or Fibria Overseas Finance defaults.  There are some limitations on the extent to which the trustee acts on your behalf, described below under “—Events of Default.”

b)                                     Second, the trustee performs administrative duties for us, such as sending principal and interest payments to you, transferring your debt securities to a new buyer if you sell and sending notices to you.

Suzano Austria will issue debt securities guaranteed by Suzano under an indenture we refer to as the Suzano Austria indenture. Fibria Overseas Finance will issue debt securities guaranteed by Suzano under an indenture we refer to as the Fibria Overseas Finance indenture.

The indentures and their associated documents contain the full legal text of the matters described in this section.  We have agreed in each indenture that New York law governs the indenture and the debt securities.  We have filed a copy of the Suzano Austria indenture and the Fibria Overseas Finance indenture with the SEC as exhibits to our registration statement.  We have consented in each indenture to the non-exclusive jurisdiction of any U.S. federal and state courts sitting in the borough of Manhattan in the City of New York.  (Sections 1.13 and 1.15)

Types of Debt Securities

This section summarizes material terms of the debt securities that are common to all series and to the Suzano Austria and Fibria Overseas Finance indentures, unless otherwise indicated in this section or in the prospectus supplement relating to a particular series.

Because this section is a summary, it does not describe every aspect of the debt securities.  This summary is subject to and qualified in its entirety by reference to all the provisions of the indentures, including the definition of various terms used in the indentures.  For example, we describe the meanings for only the more important terms that have been given special meanings in the indentures.  We also include references in parentheses to some sections of the indentures.  Whenever we refer to particular sections or defined terms of the indentures in this prospectus or in any prospectus supplement, those sections or defined terms are incorporated by reference herein or in such prospectus supplement.

We may issue original issue discount securities, which are debt securities that are offered and sold at a substantial discount to their stated principal amount.  We may also issue indexed securities or securities denominated in currencies other than the U.S. dollar, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any such debt securities.  We will describe the U.S. federal income tax consequences and any further specific U.S. federal income tax consequences and any other special considerations applicable to original issue discount, indexed or foreign currency debt securities in the applicable prospectus supplement.

In addition, the material financial, legal and other terms particular to a series of debt securities will be described in the prospectus supplement relating to that series.  Those terms may vary from the terms described here.  Accordingly, this summary also is subject to and qualified by reference to the description of the terms of the series described in the applicable prospectus supplement.

In addition, the prospectus supplement will state whether we will list the debt securities of the series on any stock exchanges and, if so, which ones.

Form, Exchange and Transfer

The debt securities will be issued, unless otherwise indicated in the applicable prospectus supplement, in any integral multiples of US$1,000 thereof.  (Section 3.02)

You may have your debt securities broken into more debt securities of smaller authorized denominations or combined into fewer debt securities of larger authorized denominations, as long as the total principal amount is not changed.  This is called an exchange.  (Section 3.06)

You may exchange or transfer your registered debt securities at the office of the trustee. The trustee will maintain an office in New York, New York. The trustee acts as our agent for registering debt securities in the names of holders and transferring registered debt securities.  The entity that maintains the list of registered holders is called the “security registrar.”  It will also register transfers of the registered debt securities.  (Section 3.06)

You will not be required to pay a service charge for any registration of transfer or exchange of the debt securities, but you and the trustee may be required to pay any tax or other governmental charge associated with the registration of transfer or exchange.  The registration of transfer or exchange of a registered debt security will only be made if you have duly endorsed the debt security or provided the security registrar with a written instrument of transfer satisfactory in form to the security registrar.  (Section 3.06)

If we designate additional transfer agents, they will be named in the applicable prospectus supplement. We may cancel the designation of any particular transfer agent. Suzano may also approve a change in the office through which any transfer agent acts or choose to act as our transfer agent.

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities in order to freeze the list of holders to prepare the mailing during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption. However, we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

Payment and Paying Agents

If your debt securities are in registered form, we will pay interest to you if you are listed in the trustee’s records as a direct holder at the close of business on a particular day in advance of each due date for interest, even if you no longer own the security on the interest due date.  That particular day is called the “regular record date” and will be stated in the prospectus supplement.  (Section 3.09)

We will pay interest, principal, additional amounts and any other money due on global registered debt securities pursuant to the applicable procedures of the depositary or, if the debt securities are not in global form, at our office or agency maintained for that purpose in New York City.  We may also choose to pay interest by mailing checks.  We may also arrange for additional payment offices, and we may cancel or change our use of these offices, including the trustee’s corporate trust office.  These offices are called “paying agents.”  We may also choose to act as our own paying agent.  (Section 10.02)

Regardless of who acts as paying agent, all money that we pay as principal, premium or interest to a paying agent, or then held by us in trust, that remains unclaimed at the end of two years after the amount is due to a direct holder will be repaid to us or (if then held in trust) discharged from trust.  After that two-year period, direct holders may look only to us for payment and not to the trustee, any other paying agent or anyone else.  (Section 4.03)

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

Notices

We and the trustee will send notices only to direct holders, using their addresses as listed in the trustee’s records  (Section 1.06). In addition, if the debt securities of a series are listed on a securities exchange, we will provide notice to the holders in accordance with the applicable rules of such exchange.

Modification and Waiver

Each indenture provides several categories of changes that can be made to the indenture and the debt securities.  Such changes may or may not require the consent of the holders, as described below.

Changes Requiring Each Holder’s Approval

Each indenture provides that there are changes to the indenture that cannot be made without the approval of each holder of the outstanding debt securities affected thereby (Section 9.02).  Those types of changes include:

a)                                     to reduce the principal amount of or change the stated maturity of any installment of principal of any debt security;

b)                                     to reduce the rate of or change the payment date of any interest payment on any debt security;

c)                                      to reduce the amount payable upon the redemption of any debt security in respect of an optional redemption, change the times at which any debt security may be redeemed or, once notice of redemption has been given, change the time at which it must thereupon be redeemed;

d)                                     to make any debt security payable in currency or at any place other than that stated in the relevant debt security;

e)                                      to impair the right of any holder of debt securities to institute suit for the enforcement of any payment on or with respect to any debt security; or

f)                                       to make any change in the percentage of the principal amount of the debt securities required for amendments or waivers.

It is not necessary for holders of the debt securities to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if their consent approves the substance thereof.

Neither Suzano nor any of its subsidiaries or affiliates may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indentures or the debt securities unless such consideration is offered to be paid or agreed to be paid to all holders of the debt securities that consent, waive or agree to amend such term or provision within the time period set forth in the solicitation documents relating to the consent, waiver or amendment.

Changes Not Requiring Approval

Each indenture provides that some changes do not require any approval by holders of outstanding debt securities under that indenture (Section 9.01). Those types of changes include:

a)                                     to cure any ambiguity, defect or inconsistency in the applicable indenture with respect to the debt securities;

b)                                     to comply with the covenant described under the caption “—Certain Covenants—Consolidation, Merger or Sale of Substantially All Assets” with respect to the debt securities;

c)                                      to evidence and provide for the acceptance of an appointment by a successor trustee with respect to the debt securities;

d)                                     to provide for uncertificated debt securities in addition to or in place of Certificated debt securities;

e)                                      to provide for any guarantee of the debt securities, to secure the debt securities or to confirm and evidence the release, termination or discharge of any guarantee of or lien securing the debt securities when such release, termination or discharge is permitted by the indentures;

f)                                       to provide for or confirm the issuance of additional notes; or

g)                                      to make any other change that does not materially, adversely affect the rights of any holder of debt securities or to conform the indentures to this “Description of Debt Securities” as evidenced by an Opinion of Counsel delivered to the Trustee.

Changes Requiring Majority Approval

Except as otherwise provided in “—Default and Remedies—Consequences of an Event of Default” or “Changes Requiring Each Holder’s Approval”, the indentures and the debt securities of a series may be amended with the written consent of the holders of a majority in principal amount of the outstanding debt securities of such series and the holders of a majority in principal amount of the outstanding debt securities of such series may waive future compliance by Suzano Austria or Fibria Overseas Finance with any provision of the indentures or the debt securities of such series. (Section 9.02)

Voting Mechanics

Debt securities will not be considered outstanding, and therefore will not be eligible to vote or take other action under the applicable indenture, if we have deposited or set aside in trust money for their payment, repurchase or redemption.  Debt securities will also not be eligible to vote or take other action under the applicable indenture if they have been defeased as described under “—Defeasance and Discharge.” Debt securities held by Suzano Austria, Fibria Overseas Finance or their affiliates are not considered outstanding.  (Section 13.02)

We will generally be entitled to set any day as a record date for the purposes of determining the holders of outstanding debt securities that are entitled to vote or take other action under the applicable indenture.  In limited circumstances, the trustee, and not Suzano Austria or Fibria Overseas Finance, will be entitled to set a record date for action by holders.  If a record date is set for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding debt securities of that series on the record date and must be taken within 180 days following the record date or another period that we or the trustee, as applicable, may specify.  This period may be shortened or lengthened (but not beyond 180 days).  (Section 1.04)

Street name and other indirect holders should consult their banks or brokers for information on how approval may be granted if we seek to change the indenture or the debt securities or request a waiver.

Redemption

Unless otherwise indicated in the applicable prospectus supplement, your debt security will not be entitled to the benefit of any sinking fund; that is, we will not deposit money on a regular basis into any separate custodial account to repay your debt securities.  In addition, other than as set forth in “—Optional Tax Redemption” below, unless otherwise specified in the applicable prospectus supplement, we will not be entitled to redeem your debt security before its stated maturity.  (Section 11.09)

If the applicable prospectus supplement specifies a redemption date, it will also specify one or more redemption prices, which may be expressed as a percentage of the principal amount of your debt security or by reference to one or more formula used to determine the redemption price.  It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.

If the applicable prospectus supplement specifies a redemption commencement date, we may redeem your debt security at our option at any time on or after that date.  If we redeem your debt security, we will do so at the specified redemption price, together with interest accrued to the redemption date.  If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your debt security is redeemed.  If less than all of the debt securities are redeemed, the trustee will authenticate and deliver to the holder of such debt securities without service charge, a new debt security or securities of the same series and of like tenor, of any authorized denomination as requested by such holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the debt security so surrendered.  If less than all of the debt securities are redeemed, the debt securities to be redeemed will be determined in accordance with the applicable procedures of the depositary.  (Section 11.03)

In the event that we exercise an option to redeem any debt security, we will give to the trustee and the holder written notice of the principal amount of the debt security to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date.  (Section 11.02)

Subject to any restrictions described in the prospectus supplement, we or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices.  Debt securities that we or they purchase may, in our discretion, be held, resold or canceled.

Optional Tax Redemption

If as a result of any change in or amendment to the laws or treaties (or any rules or regulations thereunder) of any Relevant Taxing Jurisdiction, or any amendment to or change in an official interpretation, administration or application of such laws, treaties, rules, or regulations (including a holding by a court of competent jurisdiction), which change or amendment or change in official position becomes effective on or after the issue date, or, with respect to a successor, after the date a successor assumes the obligations under the debt securities or the debt securities guarantees, Suzano Austria or Fibria Overseas Finance or their successors have or will become obligated to pay Additional Amounts as described below under “— Payment of Additional Amounts” in excess of the Additional Amounts that Suzano Austria or Fibria Overseas Finance would be obligated to pay if payments were subject to withholding or deduction at a rate of 15% (or at a rate of 25% in case the holder of the debt securities is resident in a tax haven jurisdiction, i.e., countries which do not impose any income tax or which impose it at a maximum rate lower than 20% or where the laws impose restrictions on the disclosure of ownership composition or securities ownership) as a result of the taxes, duties, assessments and other governmental charges described above (the “Minimum Withholding Level”), then we may, at our option, redeem all, but not less than all, of the debt securities of the series so affected, at a redemption price equal to 100% of their principal amount, together with interest and Additional Amounts accrued to the date fixed for redemption, upon publication of irrevocable notice not less than 30 days nor more than 90 days prior to the date fixed for redemption. No notice of such redemption may be given earlier than 90 days prior to the earliest date on which we would, but for such redemption, be obligated to pay the Additional Amounts above the Minimum Withholding Level, were a payment then due. We shall not have the right to so redeem the debt securities in the event we become obliged to pay Additional Amounts which are less than the Additional Amounts payable at the Minimum Withholding Level. Notwithstanding the foregoing, we shall not have the right to so redeem the debt securities unless: (i) it has taken measures it considers reasonable to avoid the obligation to pay Additional Amounts; and (ii) it has complied with all applicable regulations to legally effect such redemption; provided, however, that for this purpose reasonable measures shall not include any change in Suzano Austria’s or Fibria Overseas Finance’s or any successor’s jurisdiction of incorporation or organization or location of each of their principal executive or registered office. (Section 11.08)

Payment of Additional Amounts

Each indenture provides that all payments in respect of the debt securities issued thereunder will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments, or other governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of Brazil, Austria the Cayman Islands or any other jurisdiction or political subdivision thereof from or through which a payment is made or in which Suzano Austria or Fibria Overseas Finance (or any successor to each of them) is organized or is a resident for tax purposes having power to tax (a “Relevant Taxing Jurisdiction”), unless Suzano Austria or Fibria Overseas Finance, as applicable, is compelled by law to deduct or withhold such taxes, duties, assessments or governmental charges.  In such event, Suzano Austria or Fibria Overseas Finance, as applicable, will make such deduction or withholding, make payment of the amount so withheld to the appropriate governmental authority and pay such additional amounts as may be necessary to ensure that the net amounts receivable by holders of debt securities after such withholding or deduction shall equal the respective amounts of principal and interest which would have been receivable in respect of the debt securities in the absence of such withholding or deduction (“Additional Amounts”).  Notwithstanding the foregoing, no such Additional Amounts shall be payable:

a)             in respect of any taxes, duties, assessments or governmental charges that would not have been so withheld or deducted but for the existence of any present or former connection between the holder or beneficial owner of the debt securities (or between a fiduciary, settlor, beneficiary, member or shareholder of such holder or beneficial owner, if such holder or beneficial owner is an estate, a trust, a partnership, a limited liability company or a corporation) and the Relevant Taxing Jurisdiction, including, without limitation, such holder or beneficial owner (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein, other than the mere holding of the debt securities or enforcement of rights and the receipt of payments with respect to the debt securities;

b)             in respect of debt securities presented for payment more than 30 days after the Relevant Date (as defined below) except to the extent that the holder of such debt securities would have been entitled to such Additional Amounts, on surrender of such debt securities for payment on the last day of such period of 30 days;

c)              in respect of any taxes, duties, assessments or other governmental charges that would not have been so withheld or deducted but for the failure by the holder, the beneficial owner of the debt securities, or, in the case of amounts payable to the Trustee, the Trustee to (i) make a declaration of non-residence, or any other claim or filing for exemption, to which it is entitled, or (ii) comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with the Relevant Taxing Jurisdiction, if (1) compliance is required by the Relevant Taxing Jurisdiction, as a precondition to, exemption from, or reduction in the rate of, the tax, assessment or other governmental charge and (2) the Suzano Austria or Fibria Overseas Finance has given the holders or the Trustee, as applicable, at least 30 days’ notice that holders will be required to provide such certification, identification or other requirement; provided that, in no event, shall such holder’s, beneficial owner’s, or Trustee’s requirement to make a valid and legal claim for exemption from or reduction of such taxes require such holder, beneficial owner or the Trustee to provide any materially more onerous information, documents or other evidence than would be required to be provided had such holder, beneficial owner or the Trustee been required to file U.S. IRS Forms W-8 or W-9, as applicable;

d)             in respect of any estate, inheritance, gift, sales, transfer, capital gains, excise or personal property or similar tax, assessment or governmental charge;

e)              any withholding or deduction that is imposed on the debt securities that is presented for payment, where presentation is required, by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting such debt securities to another paying agent;

f)               in respect of any tax, assessment or other governmental charge which is payable other than by deduction or withholding from payments of principal of or interest on the debt securities; or

g)              in respect of any combination of the above. (Section 10.10)

In addition, no Additional Amounts shall be paid with respect to any payment on a debt security to a holder who is a fiduciary, a partnership, a limited liability company or other than the sole beneficial owner of that payment to the extent that payment would be required by the laws of the Relevant Taxing Jurisdiction to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership, an interest holder in a limited liability company or a beneficial owner who would not have been entitled to the Additional Amounts had that beneficiary, settlor, member or beneficial owner been the holder.

The prospectus supplement relating to the debt securities may describe additional circumstances in which we would not be required to pay additional amounts.  (Section 10.10)

For purposes of the above, “Relevant Date” means, with respect to any payment on a debt security, whichever is the later of: (i) the date on which such payment first becomes due; and (ii) if the full amount payable has not been received by the Trustee on or prior to such due date, the date on which notice is given to the holders that the full amount has been received by the Trustee.

Any reference in this prospectus, any prospectus supplement, the indentures or the debt securities to principal, interest or any other amount payable in respect of the debt securities by Suzano Austria or Fibria Overseas Finance or the debt securities guarantees by the guarantor will be deemed also to refer to any Additional Amount, unless the context requires otherwise, that may be payable with respect to that amount under the obligations referred to in this subsection. (Section 10.10)

Suzano Austria and Fibria Overseas Finance shall promptly pay when due any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any Relevant Taxing Jurisdiction from the execution, delivery or registration of each note or any other document or instrument referred to herein or therein except, in certain cases, for taxes, charges or similar levies resulting from certain registrations of transfer or exchange debt securities.

The foregoing obligation will survive termination or discharge of the indentures, payment of the debt securities and/or the resignation or removal of the Trustee or any agent hereunder.

Certain Covenants

Ranking

Unless otherwise specified in the applicable prospectus supplement, each of Suzano, Suzano Austria and Fibria Overseas Finance will ensure that its respective obligations under the indentures, the debt securities and the debt securities guarantees will at all times constitute general senior, unsecured and unsubordinated obligations of Suzano or Suzano Austria or Fibria Overseas Finance, ranking pari passu, without any preferences among themselves, with all of its other present and future unsecured and unsubordinated obligations (other than obligations preferred by statute or by operation of law), except to the extent any such other Debt ranks above such obligations by reason of Liens permitted under the covenant described under “—Limitation on Liens.”

Limitation on Liens

Unless otherwise specified in the applicable prospectus supplement, Suzano will not, and will not permit any Subsidiary to, directly or indirectly, incur or permit to exist any Lien securing the payment of Debt on any of its properties or assets, whether owned at the Issue Date or thereafter acquired, other than Permitted Liens, without effectively providing that the debt securities or the debt securities guarantees, as applicable, are secured equally and ratably with (or, if the obligation to be secured by the Lien is subordinated in right of payment to the debt securities or any debt securities guarantees, prior to) the obligations so secured for so long as such obligations are so secured.

Limitation on Sale and Leaseback Transactions

Unless otherwise specified in the applicable prospectus supplement, Suzano will not, and will not permit any Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Property unless Suzano or such Subsidiary would be entitled to create a Lien on such Property or asset securing the Attributable Debt without equally and ratably securing the debt securities pursuant to the covenant described under the heading “—Limitation on Liens,” in which case, the corresponding Lien will be deemed incurred pursuant to such provision.

Repurchase of Debt Securities upon a Change of Control

Unless otherwise specified in the applicable prospectus supplement, not later than 30 days following a Change of Control that results in a Rating Decline for any series of debt securities, Suzano Austria or Fibria Overseas Finance shall make an Offer to Purchase all outstanding debt securities of such series at a purchase price equal to 101% of the principal amount plus accrued interest to the date of purchase.

An “Offer to Purchase” must be made by written offer, which will specify the principal amount of debt securities subject to the offer and the purchase price. The offer must specify an expiration date (the “expiration date”) not less than 30 days or more than 60 days after the date of the offer and a settlement date for purchase (the “purchase date”) not more than five Business Days after the expiration date. The offer must include information concerning the business of Suzano and its Subsidiaries which Suzano or Suzano Austria or Fibria Overseas Finance in good faith believes will enable the holders to make an informed decision with respect to the Offer to Purchase. The offer will also contain instructions and materials necessary to enable holders to tender debt securities pursuant to the offer.

A holder may tender all or any portion of its debt securities pursuant to an Offer to Purchase, subject to the minimum denomination requirement and the requirement that any portion of a debt security tendered must be in a multiple of U.S.$1,000 principal amount. Holders are entitled to withdraw debt securities tendered up to the close of business on the expiration date. On the purchase date, the purchase price will become due and payable on each debt securities accepted for purchase pursuant to the Offer to Purchase, and interest on debt securities purchased will cease to accrue on and after the purchase date provided that payment is made available on that date.

We will comply with Rule 14e-1 under the Exchange Act (to the extent applicable) and all other applicable laws and regulations in making any Offer to Purchase, and the above procedures will be deemed modified as necessary to permit such compliance.

We are only required to offer to repurchase the debt securities of a series in the event that a Change of Control results in a Rating Decline for such series. Consequently, if a Change of Control were to occur which does not result in a Rating Decline, Suzano Austria or Fibria Overseas Finance would not be required to offer to repurchase the debt securities of such series. In addition, neither Suzano Austria nor Fibria Overseas Finance will be required to make an Offer to Purchase upon a Change of Control if (1) a third party makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to an Offer to Purchase made by Suzano Austria or Fibria Overseas Finance and purchases all debt securities of such series properly tendered and not withdrawn under the Offer to Purchase, or (2) notice of redemption for all outstanding debt securities of such series has been given pursuant to the indentures as described above under the caption “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price.

Notwithstanding anything to the contrary contained herein, an Offer to Purchase may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Offer to Purchase is made.

Certain existing and/or future Debt of Suzano Austria or Fibria Overseas Finance may provide that a Change of Control is a default or require repurchase upon a Change of Control. Moreover, the exercise by the noteholders of their right to require Suzano Austria or Fibria Overseas Finance to purchase the debt securities could cause a default under other debt, even if the Change of Control itself does not, due to the financial effect of the purchase on Suzano Austria or Fibria Overseas Finance. In addition, any remittance of funds outside of Brazil to noteholders or the Trustee may require the consent of the Central Bank, which may not be granted. Our ability to pay cash to the noteholders following the occurrence of a Change of Control may be limited by Suzano Austria’s or Fibria Overseas Finance’s then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make the required purchase of the debt securities.

Except as described above with respect to a Change of Control, the applicable indenture will not contain provisions that permit the holder of the debt securities to require that Suzano Austria or Fibria Overseas Finance purchase or redeem the debt securities in the event of a takeover, recapitalization or similar transaction.

The provisions under the applicable indentures relating to Suzano Austria’s or Fibria Overseas Finance’s obligation to make an offer to repurchase the debt securities as a result of a Change of Control may be waived or amended as described in “—Modification and Waiver.”

Limitation on Transactions with Affiliates

Unless otherwise specified in the applicable prospectus supplement,

a) Suzano will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, renew or extend any transaction or arrangement including the purchase, sale, lease or exchange of property or assets, or the rendering of any service with any Affiliate of Suzano (a “Related Party Transaction”), except upon fair and reasonable terms no less favorable to Suzano or of its Subsidiaries than could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of Suzano.

b) In any Related Party Transaction or series of Related Party Transactions with an aggregate value in excess of US20 million (or the equivalent thereof at the time of determination), Suzano must first deliver to the Trustee an Officer’s Certificate to the effect that such transaction or series of related transactions are on fair and reasonable terms no less favorable to Suzano or such Subsidiary than could be obtained in a comparable arm’s length transaction and is otherwise compliant with the terms of the applicable indenture.

c) The foregoing paragraphs do not apply to:

(1) any transaction between Suzano and any of its Subsidiaries or between or among Subsidiaries of Suzano;

(2) any transaction between Suzano or any of its Subsidiaries, on the one hand, and any joint venture, on the other, on market terms;

(3) the payment of reasonable and customary regular fees to directors of Suzano who are not employees of Suzano;

(4) any issuance or sale of Equity Interests of Suzano (other than Disqualified Stock);

(5) transactions or payments (including loans and advances) pursuant to any employee, officer or director compensation or benefit plans, customary indemnifications or arrangements entered into in the ordinary course of business;

(6) transactions pursuant to agreements in effect on the Issue Date and described in the prospectus, as amended, modified or replaced from time to time so long as the amended, modified or new agreements, taken as a whole, are no less favorable to Suzano and its Subsidiaries than those in effect on the date the indentures;

(7) any Sale and Leaseback Transaction otherwise permitted under the caption “—Limitation on Sale and Leaseback Transactions” if such transaction is on market terms;

(8) transactions with customers, clients, distributors, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and on market terms;

(9) the provision of administrative services to any joint venture on substantially the same terms provided to or by Subsidiaries of Suzano; and

(10) any guarantee or security granted by an affiliate of Suzano in favor of Suzano or any of its Subsidiaries on market terms.

Consolidation, Merger or Sale of Substantially All Assets

Unless otherwise specified in the applicable prospectus supplement,

a) Neither Suzano, Suzano Austria or Fibria Overseas Finance will, in a single transaction or a series of related transactions:

•                  consolidate with or merge with or into any Person, or

•                  sell, convey, transfer, assign, or otherwise dispose of all or substantially all of its assets (determined on a consolidated basis for Suzano and its Subsidiaries, as the case may be) as an entirety or substantially an entirety, in one transaction or a series of related transactions, to any Person, or

•                  permit any Person to merge with or into Suzano or Suzano Austria or Fibria Overseas Finance; in each case unless

(1) either: (x) Suzano, Suzano Austria or Fibria Overseas Finance, as applicable, is the continuing Person; or (y) the resulting, surviving or transferee Person (the “Successor Company”) is (A) in the event of a merger of Suzano, a corporation organized and validly existing under the laws of Brazil or any political subdivision thereof, the United States of America or any state thereof or the District of Columbia or any other country member of the Organization for Economic Co-operation and Development (“OECD”) or (B) in the event of a merger of the issuer, an entity organized and validly existing under the laws of Austria, the United States of America or any state thereof or the District of Columbia or any other country member of the OECD, and, in each case, expressly assumes by supplemental indenture, executed and delivered to the Trustee, in form as set forth in the applicable indenture or as otherwise satisfactory to the Trustee, all of the obligations of Suzano, Suzano Austria or Fibria Overseas Finance, as the case may be, under the indentures and the debt securities guarantees, as applicable;

(2) immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing;

(3) if Suzano is organized under Brazilian law or the issuer is organized under Austrian law or Cayman Islands law, as applicable, and Suzano or the issuer merges with a corporation, or the Successor Company is, organized under the laws of the United States, any State thereof or the District of Columbia or any country member of the OECD, or (ii) if Suzano or the issuer is organized under the laws of the United States, any State thereof or the District of Columbia and merges with a corporation, or the Successor Company is, organized under the laws of Brazil, Austria or the Cayman Islands, as applicable, or any country member of the OECD, then Suzano, the issuer or the Successor Company will have delivered to the Trustee an Opinion of Counsel from each of Brazilian, Austrian or Cayman Islands, as applicable, U.S. and the successor jurisdiction counsel to the effect that, as applicable, the holders of the debt securities will not recognize income, gain or loss for U.S. jurisdiction or Brazilian, Austrian or Cayman Islands jurisdiction, as applicable, or the successor jurisdiction income tax purposes as a result of such transaction; and

(4) Suzano Austria or Fibria Overseas Finance or the Successor Company, as the case may be, delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the consolidation, merger or transfer and the supplemental indenture (if any) comply with the indentures;

provided, that clause (2) does not apply to the consolidation or merger of Suzano or Suzano Austria or Fibria Overseas Finance with or into any of Suzano’s Subsidiaries or the consolidation or merger of a Subsidiary of Suzano with or into Suzano or Suzano Austria or Fibria Overseas Finance.

b) Suzano shall not sell or otherwise transfer any Equity Interest in Suzano Austria or Fibria Overseas Finance (other than directors’ qualifying shares) to any other Person other than a Subsidiary of Suzano unless Suzano becomes the direct obligor under the debt securities.

c) Upon the consummation of any transaction effected in accordance with these provisions, if Suzano or Suzano Austria or Fibria Overseas Finance, as applicable, is not the continuing Person, the Successor Company will succeed to, and be substituted for, and may exercise every right and power of Suzano under the debt securities guarantees, or Suzano Austria or Fibria Overseas Finance under the applicable indenture with the same effect as if such successor Person had been named as Suzano or Suzano Austria or Fibria Overseas Finance, as applicable, in the applicable indenture. Upon such substitution, unless the successor is one or more of Suzano’s Subsidiaries, Suzano or Suzano Austria or Fibria Overseas Finance, as applicable, will be released from its obligations under the applicable indenture or the debt securities guarantees, as applicable.

Maintenance of Properties

Unless otherwise specified in the applicable prospectus supplement, Suzano will cause all properties used or useful in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order as in the judgment of Suzano may be necessary so that the business of Suzano and its Subsidiaries may be properly and advantageously conducted at all times; provided that nothing shall prevent Suzano or any of its Subsidiaries from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of Suzano, desirable in the conduct of the business of Suzano and its Subsidiaries taken as a whole.

Substitution of the Issuer

Without the consent of any holder of the debt securities (and, by purchasing any debt securities, each holder expressly consents to the provisions of this section), Suzano Austria or Fibria Overseas Finance, as the case may be, may be substituted by (a) Suzano or (b) any Wholly Owned Subsidiary of Suzano as principal debtor in respect of the debt securities (in each case, in that capacity, the “Successor Issuer”); provided that the following conditions are satisfied:

a) such documents will be executed by the Successor Issuer, Suzano Austria or Fibria Overseas Finance, as applicable, Suzano and the Trustee as may be necessary to give full effect to the substitution, including (i) a supplemental indenture under which the Successor Issuer assumes all of the obligations of Suzano Austria or Fibria Overseas Finance, as applicable under the applicable indenture and the debt securities and, unless the Guarantor’s then existing guarantees remain in full force and effect, substitute guarantees issued by the Guarantor in respect of the debt securities and (ii) a Subsidiary guarantee by Suzano Austria or Fibria Overseas Finance, as applicable (collectively, the “Issuer Substitution Documents”);

b) the Issuer Substitution Documents will contain covenants (i) to ensure that each holder of the debt securities has the benefit of a covenant in terms corresponding to the obligations of Suzano Austria or Fibria Overseas Finance, as applicable, in respect of the payment of Additional Amounts (but replacing references to Austria or Cayman Islands, as applicable, with references to the jurisdiction of organization of the Successor Issuer); and (ii) to indemnify each holder and beneficial owner of the debt securities against all taxes or duties (a) which arise by reason of a law or regulation in effect or contemplated on the effective date of the substitution, which may be incurred or levied against such holder or beneficial owner of the debt securities as a result of the substitution and which would not have been so incurred or levied had the substitution not been made and (b) which are imposed on such holder or beneficial owner of the debt securities by any political subdivision or taxing authority of any country in which such holder or beneficial owner of the debt securities resides or is subject to any such tax or duty and which would not have been so imposed had the substitution not been made;

c) the Successor Issuer will deliver, or cause the delivery, to the Trustee of opinions from counsel reasonably satisfactory to the Trustee in the jurisdiction of organization of the Successor Issuer, Austria or Cayman Islands, as applicable, Brazil and New York as to the validity, legally binding effect and enforceability of the Issuer Substitution Documents, the applicable indenture, the debt securities and the debt securities guarantees and specified other legal matters, as well as an officers’ certificate and opinion as to compliance with the provisions of the applicable indenture, including those provisions described under this section;

d) the Successor Issuer will appoint a process agent in the Borough of Manhattan in The City of New York to receive service of process on its behalf in relation to any legal action or proceedings arising out of or in connection with the debt securities, the applicable indenture and the Issuer Substitution Documents;

e) no Event of Default has occurred and is continuing; and

f) the substitution will comply with all applicable requirements under the laws of the jurisdiction of organization of the Successor Issuer, Austria or Cayman Islands, as applicable, and Brazil for the purpose of such substitution.

Upon the execution of the Issuer Substitution Documents, any substitute guarantee and compliance with the other conditions in the applicable indenture relating to the substitution, the Successor Issuer will be deemed to be named in the debt securities as the principal debtor in place of Suzano Austria or Fibria Overseas Finance, as applicable, any reference in this “Description of the Debt Securities” to Suzano Austria or Fibria Overseas Finance, as applicable shall from then on be deemed to refer to the Successor Issuer and any reference to the country in which Suzano Austria or Fibria Overseas Finance, as applicable is domiciled or resident for taxation purposes shall from then on be deemed to refer to the country of domicile or residence for taxation purposes of the Successor Issuer.

Not later than 10 Business Days after the execution of the Issuer Substitution Documents, the Successor Issuer will give notice thereof to the holders of the debt securities.

Notwithstanding any other provision of the applicable indenture, the Guarantor will (unless it is the Successor Issuer) promptly execute and deliver any documents or instruments necessary or that the Trustee may reasonably request, to ensure that the debt securities guarantees are in full force and effect for the benefit of the holders and beneficial owners of debt securities following the substitution.

Defeasance and Discharge

The following discussion of full defeasance and covenant defeasance will apply to your series of debt securities.

Full Defeasance

We can legally release ourselves from any payment or other obligations on the debt securities, except for various obligations described below (called “full defeasance”), if we, in addition to other actions, put in place the following arrangements for you to be repaid:

•                  We must irrevocably deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and non-callable U.S. government or U.S. government agency debt securities or bonds that, in the opinion of a firm of nationally recognized independent public accounts, will generate enough cash without reinvestment to make interest, principal and any other payments, including additional amounts, on the debt securities on their various due dates.

•                  We must deliver to the trustee a legal opinion of our counsel, based upon a ruling by the U.S. Internal Revenue Service or upon a change in applicable U.S. federal income tax law, confirming that under then current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

If we ever did accomplish full defeasance as described above, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent. However, even if we take these actions, a number of our obligations relating to the debt securities will remain. These include the following obligations:

•                  to register the transfer and exchange of debt securities;

•                  to replace mutilated, destroyed, lost or stolen debt securities;

•                  to maintain paying agencies;

•                  to hold money for payment in trust; and

•                  to indemnify the trustee according to the terms of the indenture.

Covenant Defeasance

We can make the same type of deposit described above and be released from all or some of the restrictive covenants (if any) that apply to the debt securities of any particular series. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following:

•                 We must irrevocably deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and non-callable U.S. government or U.S. government agency debt securities or bonds that, in the opinion of a nationally recognized firm of independent accountants, will generate enough cash without reinvestment to make interest, principal and any other payments, including additional amounts, on the debt securities on their various due dates.

•                 We must deliver to the trustee a legal opinion of our counsel confirming that under then current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

If we accomplish covenant defeasance, the following provisions of the indenture and/or the debt securities would no longer apply:

•                 Any covenants applicable to the series of debt securities and described in the applicable prospectus supplement.

•                 The events of default relating to breach of those covenants being defeased and acceleration of the maturity of other debt, described later under “Events of Default”.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if any event of default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall. (Section 13.03)

Events of Default

Each indenture provides that you will have special rights if an event of default occurs and is not cured or waived, as described later in this subsection and as may be specified in the applicable prospectus supplement.

What Is an Event of Default?

Each indenture provides that the term “event of default” with respect to any series of debt securities means any of the following:

a)             failure to pay any interest (or additional amounts, if any) on any of the debt securities of that series on the date when due, which failure continues for a period of 30 days; or failure to pay any principal or premium, if any (or additional amounts, if any), on any of the debt securities of that series on the date when due, which failure continues for a period of 7 days;

b)             Suzano Austria or Fibria Overseas Finance, as applicable, fails to comply with any of its other covenants or agreements in respect of the debt securities of that series or the applicable indenture (other than those referred in the item above) and such failure continues for a period of 60 days after Suzano Austria or Fibria Overseas Finance, as applicable, receives a notice of default from the trustee acting at the written direction of holders of 25% of the principal amount of the outstanding debt securities of the affected series; or by the holders of 25% of the principal amount of the outstanding debt securities of the affected series;

c)              The maturity of any Debt in a total aggregate principal amount of U.S.$75,000,000 or more is accelerated in accordance with the terms of that Debt, it being understood that prepayment or redemption by Suzano Austria or Fibria Overseas Finance or any of the Significant Subsidiaries thereof, as applicable, of any Debt is not acceleration for this purpose;

d)             One or more final and non-appealable judgments or orders for the payment of money are rendered against Suzano Austria or Fibria Overseas Finance or any of its Subsidiaries, as applicable, and are not paid or discharged, and there is a period of 60 consecutive days following entry of the final and non-appealable judgment or order that causes the aggregate amount for all such final and non-appealable judgments or orders outstanding and not paid or discharged against all such Persons to exceed U.S.$75,000,000 or the equivalent thereof at the time of determination (in excess of amounts which Suzano’s insurance carriers have agreed to pay under applicable policies) during which a stay of enforcement, by reason of a pending appeal or otherwise, is not in effect;

e)              Suzano pursuant to or within the meaning of any Bankruptcy Law: (1) commences a voluntary case or files a request or petition for a writ of execution to initiate bankruptcy proceedings or have itself adjudicated as bankrupt; (2) applies for or consents to the entry of an order for relief against it in an involuntary case; (3) applies for or consents to the appointment of a custodian of it or for any substantial part of its property; (4) makes a general assignment for the benefit of its creditors; (5) proposes or agrees to an accord or composition in bankruptcy between itself and its creditors; or (6) files for a reorganization of its debts (judicial or extrajudicial recovery);

f)               A court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (1) is for relief against Suzano in an involuntary case; (2) appoints a custodian of Suzano or for any substantial part of the property of Suzano; (3) orders the winding up or liquidation of Suzano; (4) adjudicates Suzano as bankrupt or insolvent; (5) ratifies an accord or composition in bankruptcy between Suzano and the respective creditors thereof; or (6) grants a judicial or extrajudicial recovery to Suzano, and in the case of any of (1) through (6), the order or decree remains unstayed and in effect for 60 days;

g)              The Guarantee ceases to be in full force and effect, other than in accordance with the terms of the relevant indenture, or Suzano denies or disaffirms its obligations under the Guarantee;

h)             Any event occurs that under the laws of any relevant jurisdiction has substantially the same effect as any of the events referred to in any of items (d), (e) or (f) of this section; or

i)                 all or substantially all of the undertaking, assets and revenues of Suzano, Suzano Austria or Fibria Overseas Finance or any of its Subsidiaries that is a Material Subsidiary is condemned, seized or otherwise appropriated by any Person acting under the authority of any national, regional or local government or the Company, Suzano or any of its Subsidiaries that is a Significant Subsidiary is prevented by any such Person for a period of 60 consecutive days or longer from exercising normal control over all or substantially all of its undertaking, assets and revenues.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture, although the default and acceleration of one series of debt securities may trigger a default and acceleration of another series of debt securities.

The Trustee will not be deemed to have notice of any Default or Event of Default (other than a payment default) unless a written notice of any event which is in fact such a default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the particular Notes and the Indenture. (Section 6.03)

Remedies upon an Event of Default

If an event of default has occurred and has not been cured, the trustee or the holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. If an event of default occurs because of certain events in bankruptcy, insolvency or reorganization, or an equivalent proceeding under the applicable law, the principal amount of all the debt securities of that series will be automatically accelerated without any action by the trustee, any holder or any other person. A declaration of acceleration of maturity may be canceled by the holders of at least a majority in principal amount of the debt securities of the affected series. (Section 5.02)

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee satisfactory security or indemnity from expenses and liability.  (Section 6.03) If satisfactory indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These same holders may also direct the trustee in performing any other action under the indenture. (Section 5.12)

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•                  You must give the trustee written notice that an event of default has occurred and remains uncured.

•                  The holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and must offer satisfactory indemnity or security to the trustee against the cost and other liabilities of taking that action.

•                  The trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity or security.

•                  The holders of a majority in principal amount of all outstanding debt securities of the relevant series must not have given the trustee a direction during the sixty-day period that is inconsistent with the above notice. (Section 5.07)

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date and if your debt security is convertible or exchangeable into another security to bring a lawsuit for the enforcement of your right to convert or exchange your debt security or to receive securities upon conversion or exchange. (Section 5.08)

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.

We will furnish to the trustee within 120 days after the end of our fiscal year every year a written statement of certain of our officers that will either certify that, to the best of their knowledge, we are in compliance with the indenture and the debt securities or specify any default.  (Section 10.05)

Waiver of Default

The holders of not less than a majority in principal amount of the debt securities of any series may waive any default and its consequences for the debt securities of the series, except for defaults which cannot be waived without the consent of each holder.  If this happens, the default will be treated as if it had not occurred.  No one can waive a payment default, however, without the approval of each holder of the affected series of securities.  (Section 10.09)

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to waive a default.

Certain Defined Terms

“Attributable Debt” means, in respect of a Sale and Leaseback Transaction the present value, discounted at the interest rate implicit in the Sale and Leaseback Transaction, of the total obligations of the lessee for rental payments during the remaining term of the lease in the Sale and Leaseback Transaction.

“Capital Lease” means, with respect to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligations are required to be classified and accounted for as a capital lease or liability set forth on a balance sheet of such Person under GAAP. The stated maturity of such obligations shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. The principal amount of such obligations shall be the capitalized amount that would appear on the balance sheet of such Person in accordance with GAAP. Notwithstanding the foregoing, whether or not the lease will be accounted for as a capital lease and the amount of any capital leases shall be determined without giving effect to IFRS 16.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations, quotas or other equivalents (however designated) of capital stock of a corporation, any and all ownership interests in a Person other than a corporation and any and all warrants or options to purchase any of the foregoing which would be shown as capital stock on the consolidated balance sheet of such Person and its consolidated Subsidiaries prepared in accordance with GAAP but excluding any debt securities convertible into such equity.

“Change of Control” means the consummation of any transaction by which (i) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act), other than a person or group that includes any one or more of the Permitted Holders, becomes after the date hereof the “beneficial owner” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the outstanding Voting Stock of Suzano or (ii) (x) the Permitted Holders cease to “beneficially own” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, collectively, at least 50% of the total voting power of the outstanding Voting Stock of Suzano, (y) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act), other than a person or group that includes any one or more of the Permitted Holders, becomes after the date hereof the “beneficial owner” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of a greater percentage of the total voting power of the outstanding Voting Stock of Suzano than the percentage beneficially owned collectively by the Permitted Holders and (z) the Permitted Holders cease to have, directly or indirectly, the power to direct or cause the direction of the management and policies of Suzano or (iii) Suzano shall cease to own, directly or indirectly, at least a majority of the issued and outstanding shares of Voting Stock of the Company or shall cease to have the power, directly or indirectly, to direct or cause the direction of the management and policies of the Company.

“Consolidated Net Tangible Assets” means the total amount of assets of Suzano and its Subsidiaries on a consolidated basis, less current liabilities, less depreciation, amortization and depletion, less goodwill, trade names, trademarks, patents and other intangibles, calculated based on the most recent balance sheet for which internal financial statements are available, all calculated in accordance with Applicable GAAP and calculated on a pro forma basis to give effect to any acquisition or disposition of companies, divisions, lines of businesses or operations by Suzano and its Subsidiaries subsequent to such date and on or prior to the date of determination.

“Debt”

means, with respect to any Person, determined without duplication:

(1)                                 all indebtedness of such Person for borrowed money;

(2)                                 all obligations of such Person for the deferred purchase price of Property or services, excluding trade payables arising in the ordinary course of such Person’s business, but only if and for so long as such trade payables remain payable on customary trade terms;

(3)                                 all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(4)                                 all obligations, contingent or otherwise, of such Person in connection with any securitization of any receivables of such Person;

(5)                                 all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the borrower or the lender under such agreement in an event of default are limited to repossession or sale of such Property);

(6)                                 all Capital Lease Obligations and all obligations under “synthetic leases” of such Person;

(7)                                 all obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit, financial guaranty insurance policies or other similar instruments, excluding obligations in respect of trade letters of credit or bankers’ acceptances issued in respect of trade accounts payables to the extent not drawn upon or presented, or, if drawn upon or presented, to the extent the resulting obligation of the Person is paid within 10 Business Days;

(8)                                 all obligations of such Person to redeem, retire, defease or otherwise make any payment in respect of any Capital Stock of such Person;

(9)                                 all net obligations of such Person in respect of any Hedging Agreements (but without regard to any notional principal amount relating thereto);

(10)                          all obligations of such Person to pay the deferred and unpaid purchase price of property or services, all conditional sale obligations and all obligations of such person under any title retention agreement, excluding trade payables arising in the ordinary course of business;

(11)                          all Debt of other Persons referred to in clauses (1) through (10) above or clause (-) below that is guaranteed by such Person to the extent so guaranteed; and

(12)                          all Debt of other Persons referred to in clauses (1) through (11) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) a Lien on Property of such Person even though such Person has not assumed such Debt.

The amount of Debt of any Person will be deemed to be:

a)                                     with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation;

b)                                     with respect to Debt secured by a Lien on an asset of such Person but not otherwise the obligation, contingent or otherwise, of such Person, the lesser of (x) the fair market value of such asset on the date the Lien attached and (y) the amount of such Debt;

c)                                      with respect to any Debt issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt;

d)                                     with respect to any Hedging Agreement, the net amount payable if such Hedging Agreement terminated at that time due to default by such Person; and

e)                                      otherwise, the outstanding principal amount thereof.

“Default” means an event or condition with respect to a series of Securities that, with the giving of notice, lapse of time or failure to satisfy certain specified conditions, or any combination thereof, would become an Event of Default with respect to the Securities of such series if not cured or remedied.

“Disqualified Equity Interests” means Equity Interests that by their terms or upon the happening of any event are:

(1)         required to be redeemed or redeemable at the option of the holder prior to the Stated Maturity of the debt securities for consideration other than Qualified Equity Interests, or

(2)         convertible at the option of the holder into Disqualified Equity Interests or exchangeable for Debt;

provided that Equity Interests will not constitute Disqualified Equity Interests solely because of provisions giving holders thereof the right to require repurchase or redemption upon a “Change of Control” occurring prior to the Stated Maturity of the debt securities if those provisions:

a)                                     are no more favorable to the holders than the covenant described under the caption “—Repurchase of Debt Securities Upon a Change of Control” and

b)                                     specifically state that repurchase or redemption pursuant thereto will not be required prior to the issuer’s repurchase of the debt securities as required by the applicable indenture.

“Disqualified Stock” means Capital Stock constituting Disqualified Equity Interests.

“Equity Interests” means all Capital Stock and all warrants or options with respect to, or other rights to purchase, Capital Stock, but excluding Debt convertible into equity.

“Hedging Agreement” means, with respect to any Person, any interest rate protection agreement, any currency or commodity swap, cap or collar agreement, any equity swap, any weather related derivative or any arrangement similar to any of the foregoing entered into by such Person providing for the transfer or mitigation of interest rate, currency, commodity price, equity risks, weather related risks or other risks either generally or under specific contingencies.

“Hedging Obligations” means the obligations of any Person pursuant to any Hedging Agreement.

“Investment Grade” means “BBB-” or higher by S&P, “Baa3” or higher by Moody’s or “BBB-” or higher by Fitch, or the equivalent of such global ratings by S&P, Moody’s or Fitch.

“Lien” means any mortgage, pledge, usufruct, fiduciary transfer (alienação fiduciária), charge, encumbrance, lien or other security interest, or any preferential arrangement (including a securitization) that has the practical effect of creating a security interest.

“Material Subsidiary” means, as to any Person, any Subsidiary of such Person which, on any given date of determination, accounts for more than 15% of such Person’s total consolidated assets, as such total assets are set forth on the most recent consolidated financial statements of such Person prepared in accordance with GAAP.

“Permitted Holders” means (a) David Feffer, Daniel Feffer, Jorge Feffer and Ruben Feffer, as well as any of their respective heirs, or (b) an entity that is directly or indirectly controlled by one or more of the Persons listed in clause (a) above.

“Permitted Liens” means:

(1)              any Lien existing on the date of the applicable indenture;

(2)              any Lien on any property or assets (including Capital Stock of any person) securing Debt incurred solely for purposes of financing the acquisition, construction or improvement of such property or assets after the date of the applicable indenture; provided that (a) the aggregate principal amount of Debt secured by the Liens will not exceed (but may be less than) 130% of the cost (i.e., purchase price) of the property or assets so acquired, constructed or improved and (b) the Lien is incurred before, or within 365 days after the completion of, such acquisition, construction or improvement and does not encumber any other property or assets of Suzano or any of its Subsidiaries; and provided, further, that to the extent that the property or asset acquired is Capital Stock, the Lien also may encumber other property or assets of the person so acquired;

(3)              any Lien securing Debt incurred for the purpose of financing all or part of the cost of the acquisition, construction or development of a project; provided that the lenders of such Debt expressly agree to limit their recourse in respect of such Debt to assets (including Capital Stock of the project entity) and/or revenues of such project with an aggregate value of not more than the amount of such Debt; and provided, further, that the Lien is incurred before, or within 365 days after the completion of, that acquisition, construction or development and does not apply to any other property or assets of Suzano or any Subsidiary;

(4)              any Lien extending, renewing or replacing (or successive extensions, renewals or replacements of), in whole or in part, any Lien referred to in items (1), (3), (3) above, and (6) and (7) below; provided that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, except for any increase reflecting premiums, fees and expenses in connection with such extension, renewal or replacement;

(5)              any Lien existing on any property or assets of any person before that person’s acquisition (in whole or in part) by, merger into or consolidation with Suzano or any of its Subsidiaries after the date of the applicable indenture; provided that the Lien is not created in contemplation of or in connection with such acquisition, merger or consolidation;

(6)              any Lien in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of Suzano or any of its Subsidiaries in the ordinary course of business;

(7)              any Liens granted to secure borrowings from, directly or indirectly, (a) Banco Nacional de Desenvolvimento Econômico e Social—BNDES (including borrowings from any Brazilian governmental bank with funds provided by Brazilian regional funds including Financiadora de Estudos e Projetos — FINEP, Fundo de Desenvolvimento do Nordeste — FDNE, Banco do Nordeste do Brasil and Fundo de Desenvolvimento do Centro Oeste — FCO), or any other Brazilian governmental development bank or credit agency or (b) any international or multilateral development bank or government-sponsored agency, export-import bank or official export-import credit insurer;

(8)              any pledge or deposit made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other similar social security legislation;

(9)              any deposit to secure appeal bonds, judicial deposits or other similar guarantees in proceedings being contested in good faith to which Suzano or any Subsidiary is a party, good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which Suzano or any its Subsidiaries is a party or deposits for the payment of rent, in each case made in the ordinary course of business and for which adequate reserves have been made as required in accordance with GAAP;

(10)       any Lien imposed by law that was incurred in the ordinary course of business, including, without limitation, carriers’, warehousemen’s and mechanics’ liens, statutory landlord’s liens, customary reservations or retentions of title easements, rights of way, defects, zoning restrictions and other similar charges or encumbrances arising in the ordinary course of business, in each case for sums not yet due or being contested in good faith by appropriate proceedings and for which adequate reserves have been made as required in accordance with GAAP;

(11)       any Lien or rights of set-off of any Person with respect to any Cash Equivalents on deposit account or securities account of Suzano or any of its Subsidiaries arising in the ordinary course of business in favor of the bank(s) or security intermediary(ies) with which such accounts are maintained, securing only amounts owing to such bank(s) with respect to cash management and operating account arrangements;

(12)       any Lien on (i) cash or cash equivalents securing Hedging Agreements or other similar transactions permitted in accordance with this Indenture or (ii) any right, title, interest and claim in, to and under, Hedging Agreements or other similar transactions permitted in accordance with this Indenture, or any proceeds thereof, to secure a given Debt, to the extent that the purpose of such Hedging Agreement is to mitigate risks related to such Debt;

(13)       any Lien securing taxes, assessments and other governmental charges or levies, in each case the payment of which is not yet due or is being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, have been established as required by Applicable GAAP;

(14)       any Liens on the receivables of Suzano or any of its Subsidiaries securing the obligations of such Person under any line of credit or working capital facility or other credit facility; provided that the aggregate amount of receivables securing Debt shall not exceed 80% of Suzano’s and its Subsidiaries’ aggregate outstanding receivables from time to time;

(15)       any encumbrance, security deposit or reserve maintained in the ordinary course of business and required by Applicable Law;

(16)       any Lien which arises pursuant to a final judgment(s) that do not constitute an Event of Default;

(17)       any Lien securing Debt or other obligations of a Subsidiary of Suzano, Suzano Austria or Fibria Overseas Finance owing to Suzano, Suzano Austria or Fibria Overseas Finance or a Subsidiary thereof;

(18)       any Lien on Property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary; provided that, such Liens may not (i) extend to any Property owned by such Person other than the Property so acquired, or (ii) have been incurred in connection with or in anticipation of such acquisition; and

(19)       in addition to the foregoing Liens set forth in clauses (1) through (18) above, Liens securing Debt of Suzano or any of its Subsidiaries which do not in aggregate principal amount, at any time of determination, exceed 17% of Suzano’s Consolidated Net Tangible Assets (the “General Liens Basket”).

“Person” means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, other entity or any government or any agency or political subdivision thereof.

“Qualified Equity Interests” means all Equity Interests of a Person other than Disqualified Equity Interests.

“Qualified Stock” means all Capital Stock of a Person other than Disqualified Stock.

“Rating Decline” means that at any time within 90 days (which period shall be extended so long as the rating of the debt securities is under publicly announced consideration for possible down grade by either Rating Agency) after the earlier of the date of public notice of a Change of Control and of the issuer’s intention or that of any Person to effect a Change of Control, (i) in the event the debt securities are assigned an Investment Grade rating by at least two of the Rating Agencies prior to such public notice, the rating of such debt securities by at least two of the Rating Agencies shall be below an Investment Grade Rating; or (ii) in the event such debt securities are not assigned an Investment Grade Rating by at least two of the Rating Agencies prior to such public notice, the rating of such debt securities by at least two of the Rating Agencies shall be decreased by one or more categories, provided that there shall be no Rating Decline to the extent such debt securities continue to have an Investment Grade Rating by at least one of the Ratings Agencies.

“Sale and Leaseback Transaction” means, with respect to any Person, an arrangement whereby such Person enters into a lease of property previously transferred by such Person to the lessor.

“Significant Subsidiary” of any Person means any Subsidiary of Suzano, or any group of Subsidiaries, if taken together as a single entity, that would be a “significant subsidiary” of such Person within the meaning of Rule 1-02 under Regulation S-X promulgated pursuant to the Securities Act.

“Stated Maturity” means (i) with respect to any Debt, the date specified as the fixed date on which the final installment of principal of such Debt is due and payable or (ii) with respect to any scheduled installment of principal of or interest on any Debt, the date specified as the fixed date on which such installment is due and payable as set forth in the documentation governing such Debt, not including any contingent obligation to repay, redeem or repurchase prior to the regularly scheduled date for payment.

“Subsidiary” means with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more Subsidiaries of such Person (or a combination thereof).

“U.S. Government Obligations” means obligations issued or directly and fully guaranteed or insured by the United States of America or by any agent or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof.

“Voting Stock” of a Person means Capital Stock in such Person having power to vote for the election of directors or similar officials of such Person or otherwise voting with respect to actions of such Person (other than such Capital Stock having such power only by reason of the happening of a contingency).

“Wholly Owned Subsidiary” means, with respect to any corporate entity, any person of which 95 % of the outstanding capital stock (other than qualifying shares, if any) having by the terms thereof ordinary voting power (not dependent on the happening of a contingency) to elect the Board of Directors (or equivalent controlling governing body) of such person is at the time owned or controlled directly or indirectly by such corporate entity, by one or more wholly-owned subsidiaries of such corporate entity or by such corporate entity and one or more wholly-owned subsidiaries thereof.

FORM OF SECURITIES, CLEARING AND SETTLEMENT

Global Securities

Unless otherwise specified in the applicable prospectus supplement, the following information relates to the form, clearing and settlement of U.S. dollar-denominated debt securities.

We will issue the securities in global form. Securities issued in global form will be represented, at least initially, by one or more global debt securities. Upon issuance, global securities will be deposited with the trustee as custodian for The Depository Trust Company (“DTC”), and registered in the name of Cede & Co., as DTC’s partnership nominee. Ownership of beneficial interests in each global security will be limited to persons who have accounts with DTC, whom we refer to as DTC participants, or persons who hold interests through DTC participants. We expect that, under procedures established by DTC, ownership of beneficial interests in each global security will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global securities).

Beneficial interests in the global securities may be credited within DTC to Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”) on behalf of the owners of such interests.

Investors may hold their interests in the global securities directly through DTC, Euroclear or Clearstream, if they are participants in those systems, or indirectly through organizations that are participants in those systems.

Beneficial interests in the global securities may not be exchanged for securities in physical, certificated form except in the limited circumstances described below.

Book-Entry Procedures for Global Securities

Interests in the global securities will be subject to the operations and procedures of DTC, Euroclear and Clearstream. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. We are not responsible for those operations or procedures.

DTC has advised that it is:

•                  a limited purpose trust company organized under the New York Banking Law;

•                  a “banking organization” within the meaning of the New York Banking Law;

•                  a member of the U.S. Federal Reserve System;

•                  a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•                  a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic computerized book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers; banks and trust companies; clearing corporations; and certain other organizations. Indirect access to DTC’s system is also available to others such as securities brokers and dealers; banks and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee will be considered the sole owner or holder of the securities represented by that global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security:

•                  will not be entitled to have securities represented by the global security registered in their names;

•                  will not receive or be entitled to receive physical, certificated securities; and

•                  will not be considered the registered owners or holders of the securities under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global security must rely on the procedures of DTC to exercise any rights of a holder of securities under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal, premium, if any, and interest with respect to the securities represented by a global security will be made by the issuer to the trustee and by the trustee (to the extent funded by the issuer) to DTC’s nominee as the registered holder of the global security. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global security, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global security will be governed by standing instructions and customary practices and will be the responsibility of those participants or indirect participants and not of DTC, its nominee or us.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way under the rules and operating procedures of those systems.

Cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a global security held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant global securities in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a global security from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a global security to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account as of the business day for Euroclear or Clearstream following the DTC settlement date.

DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the global securities among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the trustee, registrar, transfer agent or any paying agent have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations.

Certificated Securities

Beneficial interests in the global securities may not be exchanged for securities in physical, certificated form unless:

•                  DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global securities and a successor depositary is not appointed within 90 days;

•                  DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days;

•                  we, at our option, notify the trustee that we elect to cause the issuance of certificated securities; or

•                  certain other events provided in the indenture should occur, including the occurrence and continuance of an event of default with respect to the securities.

In all cases, certificated securities delivered in exchange for any global security will be registered in the names, and issued in any approved denominations, requested by the depository.

For information concerning paying agents for any securities in certificated form, see “Description of Debt Securities—Payment and Paying Agents.”

Debt Securities Denominated in a Currency other than U.S. Dollars

Unless otherwise specified in the applicable prospectus supplement, the following information relates to the form, clearing and settlement of debt securities denominated in a currency other than the U.S. dollar.

We will issue the debt securities as one or more global securities registered in the name of a common depositary for Clearstream and Euroclear. Investors may hold book-entry interests in the global securities through organizations that participate, directly or indirectly, in Clearstream and/or Euroclear. Book-entry interests in the debt securities and all transfers relating to the debt securities will be reflected in the book-entry records of Clearstream and Euroclear.

The distribution of the debt securities will be carried through Clearstream and Euroclear. Any secondary market trading of book-entry interests in the debt securities will take place through participants in Clearstream and Euroclear and will settle in same-day funds. Owners of book-entry interests in the debt securities will receive payments relating to their debt securities in U.S. dollars or such other currency in which the debt securities are denominated, as applicable. Clearstream and Euroclear have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates. Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market.

The policies of Clearstream and Euroclear will govern payments, transfers, exchange and other matters relating to the investor’s interest in securities held by them. We have no responsibility for any aspect of the records kept by Clearstream or Euroclear or any of their direct or indirect participants. We do not supervise these systems in any way.

Clearstream and Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform or continue to perform these procedures and may modify them or discontinue them at any time.

Except as provided below, owners of beneficial interest in the debt securities will not be entitled to have the debt securities registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders of the debt securities under the indenture governing the debt securities, including for purposes of receiving any reports delivered by us or the trustee pursuant to the indenture. Accordingly, each person owning a beneficial interest in a debt security must rely on the procedures of the Clearstream and Euroclear and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, in order to exercise any rights of a holder of debt securities.

This description of the clearing systems reflects our understanding of the rules and procedures of Clearstream and Euroclear as they are currently in effect. These systems could change their rules and procedures at any time. We have obtained the information in this section concerning Clearstream and Euroclear and their book-entry systems and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

Clearstream and Euroclear

Clearstream has advised that: it is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the supervision of the financial sector (Commission de surveillance du secteur financier); it holds securities for its customers and facilitates the clearance and settlement of securities transactions among them, and does so through electronic book-entry transfers between the accounts of its customers, thereby eliminating the need for physical movement of certificates; it provides other services to its customers, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities; it interfaces with the domestic markets in over 30 countries through established depositary and custodial relationships; its customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other professional financial intermediaries; its U.S. customers are limited to securities brokers and dealers and banks; and indirect access to the Clearstream system is also available to others that clear through Clearstream customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.

Euroclear has advised that: it is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Banking and Finance Commission (Commission Bancaire et Financiére) and the National Bank of Belgium (Banque Nationale de Belgique); it holds securities for its participants and facilitates the clearance and settlement of securities transactions among them; it does so through simultaneous electronic book-entry delivery against payments, thereby eliminating the need for physical movement of certificates; it provides other services to its participants, including credit, custody, lending and borrowing of securities and tri-party collateral management; it interfaces with the domestic markets of several countries; its customers include banks, including central banks, securities brokers and dealers, banks, trust companies and clearing corporations and certain other professional financial intermediaries; indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have custodial relationships with Euroclear customers; and all securities in Euroclear are held on a fungible basis, which means that specific certificates are not matched to specific securities clearance accounts.

Clearance and Settlement Procedures

We understand that investors that hold their debt securities through Clearstream or Euroclear accounts will follow the settlement procedures that are applicable to securities in registered form. Debt securities will be credited to the securities custody accounts of Clearstream and Euroclear participants on the business day following the settlement date for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

We understand that secondary market trading between Clearstream and/or Euroclear participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream and Euroclear. Secondary market trading will be settled using procedures applicable to securities in registered form.

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the debt securities through Clearstream and Euroclear on business days. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States or Brazil.

In addition, because of time zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States or Brazil. U.S. and Brazilian investors who wish to transfer their interests in the debt securities, or to make or receive a payment or delivery of the debt securities on a particular day may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.

Clearstream or Euroclear will credit payments to the cash accounts of participants in Clearstream or Euroclear in accordance with the relevant systemic rules and procedures, to the extent received by its depositary. Clearstream or Euroclear, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Clearstream or Euroclear participant only in accordance with its relevant rules and procedures.

Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the debt securities among participants of Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

Same-Day Settlement and Payment

The underwriters will settle the debt securities in immediately available funds. We will make all payments of principal and interest on the debt securities in immediately available funds. Secondary market trading between participants in Clearstream and

Euroclear will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to securities in immediately available funds. See “—Clearstream and Euroclear.”

Certificated Debt Securities

We will issue debt securities to you in certificated registered form only if:

•                  Clearstream or Euroclear is no longer willing or able to discharge its responsibilities properly, and neither the trustee nor we have appointed a qualified successor within 90 days; or

•                  we, at our option, notify the trustee that we elect to cause the issuance of certificated debt securities; or

•                  certain other events provided in the indenture should occur, including the occurrence and continuance of an event of default with respect to the debt securities.

If any of these three events occurs, the trustee will reissue the debt securities in fully certificated registered form and will recognize the registered holders of the certificated debt securities as holders under the indenture.

In the event that we issue certificated securities under the limited circumstances described above, then holders of certificated securities may transfer their debt securities in whole or in part upon the surrender of the certificate to be transferred, together with a completed and executed assignment form endorsed on the definitive debt security, at the offices of the transfer agent in New York City. Copies of this assignment form may be obtained at the offices of the transfer agent in New York City. Each time that we transfer or exchange a new debt security in certificated form for another debt security in certificated form, and after the transfer agent receives a properly completed assignment form, we will make available for delivery the new definitive debt security at the offices of the transfer agent in New York City. Alternatively, at the option of the person requesting the transfer or exchange, we will mail, at that person’s risk, the new definitive debt security to the address of that person that is specified in the assignment form. In addition, if we issue debt securities in certificated form, then we will make payments interest on and any other amounts payable under the debt securities to holders in whose names the debt securities in certificated form are registered at the close of business on the record date for these payments. If the debt securities are issued in certificated form, we will make payments of principal and any redemption payments against the surrender of these certificated debt securities at the offices of the paying agent in New York City.

Unless and until we issue the debt securities in fully-certificated, registered form,

•                  you will not be entitled to receive a certificate representing our interest in the debt securities;

•                  all references in this prospectus or any prospectus supplement to actions by holders will refer to actions taken by a depositary upon instructions from their direct participants; and

•                  all references in this prospectus or in any prospectus supplement to payments and notices to holders will refer to payments and notices to the depositary as the registered holder of the debt securities, for distribution to you in accordance with its policies and procedures.

DESCRIPTION OF THE GUARANTEES

Suzano fully, unconditionally and irrevocably guarantees the debt securities issued by Suzano Austria or Fibria Overseas Finance, both being wholly-owned subsidiaries of Suzano, and all obligations due under the related indentures. The following description summarizes the general terms and provisions of the guarantee that is provided by Suzano in the Suzano Austria indenture and the Fibria Overseas Finance indenture. You should read the more detailed provisions of the Suzano Austria indenture and the Fibria Overseas Finance indenture, including the defined terms, for provisions that may be important to you. This summary is subject to, and qualified in its entirety by reference to, the provisions of the Suzano Austria indenture and the Fibria Overseas Finance indenture.

Pursuant to the Suzano Austria indenture and the Fibria Overseas Finance indenture, Suzano has fully, irrevocably and unconditionally agreed, from time to time upon the receipt of notice from the trustee that Suzano Austria and/or Fibria Overseas Finance, as the case may be, has failed to make the required payments under a series of debt securities and the Suzano Austria indenture and/or the Fibria Overseas Finance indenture, as the case may be, to make any required payment, whether of principal, interest or any other amounts. The amount to be paid by Suzano under the each of the guarantees will be an amount equal to the amount of the payment Suzano Austria or Fibria Overseas Finance, as applicable, fails to make.

The obligations of Suzano under each of the guarantees will rank:

•                  equal in right of payment to all other existing and future senior unsecured debt of Suzano subject to certain statutory preferences under applicable law, including labor and tax claims;

•                  senior in right of payment to Suzano’s subordinated debt; and

•                  effectively subordinated to the debt and other liabilities (including subordinated debt and trade payables) of Suzano’s subsidiaries (other than Suzano Austria and/or Fibria Overseas Finance, as applicable) and jointly controlled companies and to secured debt of Suzano to the extent of the value of the assets securing such secured debt. (Article 12 of the Suzano Austria indenture and the Fibria Overseas Finance indenture).

PLAN OF DISTRIBUTION

At the time of offering any securities, we will supplement the following summary of the plan of distribution with a description of the offering, including the particular terms and conditions thereof, set forth in a prospectus supplement relating to those securities.

Each prospectus supplement with respect to a series of securities will set forth the terms of the offering of those securities, including the name or names of any underwriters or agents, the price of such securities and the net proceeds to us from such sale, any underwriting discounts, commissions or other items constituting underwriters’ or agents’ compensation, any discount or concessions allowed or reallowed or paid to dealers and any securities exchanges on which those securities may be listed.

We may sell the securities from time to time in their initial offering as follows:

•                      through agents;

•                      to dealers or underwriters for resale;

•                      directly to purchasers; or

•                      through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:

•                      at a fixed price or prices, which may be changed;

•                      at market prices prevailing at the time of sale;

•                      at prices related to prevailing market prices; or

•                      at negotiated prices.

We may solicit offers to purchase securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act of 1933.

From time to time, we may sell securities to one or more dealers acting as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act of 1933, may then resell those securities to the public.

We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we sell securities to underwriters, we may execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include any required information about underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

We may authorize underwriters, dealers and agents to solicit from third parties offers to purchase securities under contracts providing for payment and delivery on future dates. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations, and will include any required information about commissions we may pay for soliciting these contracts.

Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933.

Each series of securities will be a new issue, and there will be no established trading market for any security prior to its original issue date. We may not list any particular series of securities on a securities exchange or quotation system. No assurance can be given as to the liquidity or trading market for any of the securities.

EXPERTS

The consolidated financial statements of Suzano S.A. as of December 31, 2018 and 2017 and for each of the two years in the period ended December 31, 2018 incorporated herein by reference to Suzano’s 2018 Form 20-F for the year ended December 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers Auditores Independentes, an independent registered public accounting firm given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Suzano S.A. for the year ended December 31, 2016 have been incorporated by reference herein in reliance upon the report of KPMG Auditores Independentes, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Fibria S.A. as of December 31, 2018 and 2017 and for each of the three years in the period ended December 31, 2018 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of December 31, 2018 of Fibria, incorporated herein by reference to the Fibria’s submission on Form 6-K furnished to the SEC on February 22, 2019, have been so incorporated in reliance on the report of PricewaterhouseCoopers Auditores Independentes, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

VALIDITY OF SECURITIES

Unless otherwise specified in the applicable prospectus supplement, Cleary Gottlieb Steen & Hamilton LLP will provide an opinion regarding the validity of the debt securities and the guarantees under New York law; Mr. Pablo F. Gimenez Machado, Suzano’s general counsel, will provide an opinion regarding the authorization of the guarantees of Suzano under Brazilian law; Weber Rechtsanwälte GmbH & Co KG, special Austrian counsel to Suzano, will provide an opinion regarding the authorization of the debt securities of Suzano Austria under Austrian law; and Maples and Calder, special Cayman counsel to Fibria Overseas Finance, will provide an opinion regarding the authorization of the debt securities and guarantees of Fibria Overseas Finance under Cayman law.

ENFORCEABILITY OF CIVIL LIABILITIES

Brazil

All, or substantially all, of Suzano’s directors and officers and certain advisors named herein reside outside the United States. As a result, it may not be possible, or it may be difficult, for you to effect service of process upon us or these other persons within the United States, or to enforce judgments obtained in United States courts against us or them, including those predicated upon the civil liability provisions of the federal securities laws of the United States.

We have been advised by our internal Brazilian general counsel that a judgment of a United States court for civil liabilities predicated upon the federal securities laws of the United States may be enforced in Brazil, subject to certain requirements described below. Such counsel has advised us that a judgment obtained outside Brazil against Suzano or the persons described above would be enforceable in Brazil without retrial or re-examination of the merits of the original action including, without limitation, any final judgment for payment of a sum certain of money rendered by any such court, provided that such judgment has been previously recognized by the Superior Court of Justice of Brazil (Superior Tribunal de Justiça), or “STJ”. In order to be recognized by the STJ, a foreign judgment must meet the following conditions:

•                  it must comply with all formalities necessary for its enforcement under the laws of the jurisdiction where it was rendered;

•                  it must have been issued by a competent court after proper service of process on the parties, which service must be in accordance with Brazilian law if made in Brazil, or after sufficient evidence of the parties’ absence (revelia) has been given, in accordance with applicable law;

•                  it must be final and therefore not be subject to appeal;

•                  it must be effective under the laws of the country where the foreign judgment is granted;

•                  it must not be contrary to Brazilian national sovereignty, or public policy or good morals or violate human dignity;

•                  it must not violate a final and unappealable decision issued by a Brazilian court;

•                  it must not violate the exclusive jurisdiction of the Brazilian courts; and

•                  it must be (i) duly authenticated by a Brazilian consulate in the United States or (ii) if the place of signing is a contracting state to the Convention Abolishing the Requirement of Legalization for Foreign Public Documents dated October 5, 1961, apostilled, and, in either case, must be accompanied by a sworn translation into Portuguese, unless an exemption is provided by an international treaty to which Brazil is a signatory.

The recognition process may be time-consuming and may also give rise to difficulties in enforcing the foreign judgment in Brazil. Accordingly, we cannot assure you that recognition would be obtained, that the recognition process would be conducted in a timely manner or that a Brazilian court would enforce a monetary judgment, including for violation of the securities laws of countries other than Brazil, including the federal securities laws of the United States.

Austria

The United States and Austria do not have a treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters. Therefore, a final judgment for payment of money rendered by the courts of the State of New York and the federal courts of the United States, in each case sitting in the Borough of Manhattan, the City of New York, based on civil liability, whether or not predicated solely upon U.S. federal securities laws, or any other court in the United States may not be enforceable, either in whole or in part, in Austria.

However, if the party in whose favor such final judgment is rendered brings a new suit in a competent court in Austria, such party may submit to the Austrian court the final judgment rendered in the United States. Under such circumstances, a judgment by a federal or state court of the United States against Suzano Austria or its managing directors will be regarded by an Austrian court only as evidence of the outcome of the dispute to which such judgment relates, and an Austrian court may choose to re-hear the dispute. In addition, awards of punitive damages in actions brought in the United States or elsewhere are unenforceable in Austria.

Cayman Islands

Fibria Overseas Finance is an exempted company incorporated with limited liability under the laws of the Cayman Islands. Fibria Overseas Finance is incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a significantly lesser extent.  All of Fibria Overseas Finance’s assets are located outside the United States and all of Fibria Overseas Finance’s directors and such persons’ assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon Fibria Overseas Finance, or such persons, or to enforce against them, judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

In the terms and conditions of the securities, Fibria Overseas Finance has (1) agreed that the courts of the State of New York and the federal courts of the United States, in each case sitting in the Borough of Manhattan, The City of New York, will have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with the securities and, for such purposes, will irrevocably submit to the non-exclusive jurisdiction of such courts and (2) named an agent for service of process in the Borough of Manhattan, The City of New York. See “Description of the Debt Securities.”

There is uncertainty as to whether the courts of the Cayman Islands would (1) recognize or enforce judgments of the courts of the United States or any state thereof obtained against Fibria Overseas Finance or its directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (2) be competent to hear original actions brought in each respective jurisdiction, against the Fibria Overseas Finance or such persons predicated upon the securities laws of the United States or any state thereof.

The uncertainty with regard to Cayman Islands law relates to whether a judgment obtained from the United States courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company. Because the courts of the Cayman Islands have yet to rule on whether such judgments are penal or punitive in nature, it is uncertain whether they would be enforceable in the Cayman Islands.

A final and conclusive judgment in federal or state courts of the United States (assuming such courts have jurisdiction over the defendant according to Cayman Islands conflict of law rules and such final and conclusive judgment was neither obtained in a manner that was contrary to natural justice or public policy of the Cayman Islands) under which a liquidated sum of money is payable, other than a sum payable in respect of taxes, fines, penalties or similar charges (or in certain circumstances for in personam non-monetary relief), may be subject to enforcement proceedings (subject to such enforcement not being contrary to natural justice or public policy of the Cayman Islands) by way of an action commenced on the judgment debt in the courts of the Cayman Islands.

LIMITATIONS BY AUSTRIAN CAPITAL MAINTENANCE RULES AND CERTAIN INSOLVENCY LAW CONSIDERATIONS

Austrian Capital Maintenance Rules

The issue and sale of debt securities by Suzano Austria (the “Austrian Debt Securities”) may be subject to Austrian capital maintenance rules (Kapitalerhaltungsvorschriften) pursuant to Austrian corporate law, in particular Section 82 of the Austrian Act on Limited Liability Companies (Gesetz über Gesellschaften mit beschränkter Haftung or GmbHG), if Suzano Austria transfers the net proceeds from the sale of Austrian Debt Securities to Suzano S.A. or any of its affiliates, in particular to repay Suzano S.A.’s or any other group company’s indebtedness.

The GmbHG prohibits an Austrian limited liability company from returning equity to its shareholders (Verbot der Einlagenrückgewähr) in circumstances other than as a distribution of balance sheet profits (if, to the extent and as long as available for distribution under Austrian law), by a reduction of share capital or as liquidation surplus on liquidation of that corporation. The provisions on the prohibition to repay capital also cover benefits granted by an Austrian limited liability company to its direct or indirect shareholders or other members of the group of companies (side-stream or upstream) where no “adequate consideration” is received in return or no special corporate benefit of the company from such transaction exists. An adequate consideration must, as a minimum standard, not be less than a comparable consideration, which would have been received by an unrelated third party granting such benefit. Any agreement between an Austrian limited liability company and its shareholder and/or any third party granting an advantage to the shareholder which would not, or not in the same way, have been granted for the benefit of an unrelated third party or which does not provide for a special corporate benefit of the company is void and may not be entered into by such company.

Austrian courts have broadly interpreted the mandatory principle of Austrian law prohibiting the return of equity from a limited liability company to its shareholder. The prohibition also encompasses cases where a limited liability company incurs indebtedness for the benefit of its direct or indirect shareholder (or for the benefit of another member of the group controlled by its direct or indirect shareholder) without an adequate consideration or a special corporate benefit for the company and in cases where doubts exist towards the reliability and solvency of the borrower (i.e. the shareholder) which could give reason to believe that potential recourse claims against the shareholder might fail.

Accordingly, net proceeds from the issue and sale of Austrian Debt Securities by Suzano Austria used for the repayment of indebtedness of entities other than Suzano Austria have to be assessed on the basis of such limitations imposed by Austrian law.

Although third parties are not normally addressees of the prohibition to return equity, any transaction contravening Austrian capital maintenance rules would nevertheless be regarded void vis à vis the third party if such third party knew or should have known that such transaction was processed in violation of the grantor’s capital maintenance obligations. Details of the principle of forbidden return of equity to the shareholder are, however, highly controversial. Moreover, Austrian capital maintenance rules are subject to ongoing court decisions, which are generally made on a case-by-case basis in light of the specific facts of the relevant case, and it cannot be ruled out that future court rulings may not further limit the access of creditors and/or shareholders to assets of subsidiaries constituted in the form of a corporation.

Austrian Insolvency Law

Suzano Austria is incorporated under the laws of Austria; thus, a rebuttable presumption exists that such entity also has its respective “center of main interests” in Austria. In the event of an insolvency of a company having its “center of main interests” in Austria, insolvency proceedings may be initiated in Austria. Such proceedings will be governed by Austrian law (for example, if the “center of main interests” of such company is within Austria or if such company has an “establishment” in the territory of Austria or, where the E.U. Insolvency Regulation (Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings) does not apply, if such company has assets in Austria). Under certain circumstances, insolvency proceedings may also be opened in Austria in accordance with Austrian law with respect to the assets of companies that are not organized under Austrian law.

The following is a brief description of certain aspects of Austrian insolvency law. The law relating to insolvency is regulated by the Austrian Insolvency Act (Insolvenzordnung) (the “AIA”).

Insolvency proceedings (Insolvenzverfahren) are opened by a court in the event that the debtor is insolvent (zahlungsunfähig) (i.e., unable to pay its debts as and when they fall due) or over indebted within the meaning of the AIA (überschuldet) (i.e., its liabilities exceed the value of its assets in combination with a negative prognosis on its ability to continue as a going concern (negative Fortbestehensprognose)). Under Austrian law, insolvency proceedings may be initiated either by the (insolvent) company or a creditor by filing an application to that effect with a court of competent jurisdiction. If insolvency proceedings are initiated upon a creditor’s request, such creditor will have to show that the debtor is insolvent or over indebted. In the event that the debtor is at imminent risk of being unable to pay its debts as and when they fall due (drohende Zahlungsunfähigkeit), insolvency proceedings may be initiated only upon the debtor’s request.

If the debtor has submitted, together with its application requesting the opening of insolvency proceedings, an application for the commencement of restructuring proceedings (Sanierungsverfahren), the court may order the opening of either (i) insolvency proceedings or (ii) restructuring proceedings. The legal provisions regulating restructuring proceedings do not apply to insolvency proceedings.

If it is the debtor that has applied for the initiation of insolvency proceedings and has submitted to the court a restructuring plan (Sanierungsplan) that offers a recovery rate of at least 20% payable to the unsecured creditors over a maximum period of two years, any proceedings so initiated by the court will be in the form of restructuring proceedings. A debtor may also submit a restructuring plan in the course of insolvency proceedings that are already in progress whereupon such proceedings will continue as restructuring proceedings. For the debtor’s restructuring plan to be approved by the court it must meet certain criteria specified by law.

The purpose of a restructuring plan is to enable a debtor to be released from a portion of its debts (not to exceed 80% of the aggregate amount thereof) and to continue its business operations. A restructuring plan has to be approved by a “qualified majority” of the debtor’s unsecured creditors. A “qualified majority” refers to a majority of the debtor’s unsecured creditors present at the respective court hearing, provided that such majority represents more than 50% of the aggregate amount of all claims of the unsecured creditors being present at such hearing. Once the debtor has complied with the terms of a restructuring plan that was duly approved by the creditors and confirmed by the court, it will be released from its remaining outstanding unsecured debts. Unsecured creditors whose claims under the restructuring plan have not been satisfied in accordance with the plan’s terms may enforce their individual claims against the debtor, in which case the restructuring proceedings will be continued as insolvency proceedings.

If the restructuring proceedings have been initiated and the debtor has submitted a restructuring plan that offers a recovery rate of at least 30% to the unsecured creditors over a maximum two-year period after the approval of such restructuring plan, the debtor qualifies for self-administration (Sanierungsverfahren mit Eigenverwaltung).

Unless the debtor qualifies for self-administration, it is not allowed as of the date of the opening of the insolvency or the restructuring proceedings, as the case may be, to dispose of the assets belonging to the insolvency estate (Insolvenzmasse). The opening of insolvency proceedings takes effect on the day following the publication of the court’s order opening such proceedings in the official online database of Austrian insolvencies (www.edikte.justiz.gv.at). After the opening of insolvency proceedings, transactions of the debtor with respect to assets belonging to the insolvency estate have no effect against the creditors of the insolvency estate.

Upon its decision to open the insolvency proceedings, the court will appoint an insolvency administrator (Insolvenzverwalter) and may, depending on the nature and the size of the debtor’s business (either ex officio or upon the request of the creditors’ meeting (Gläubigerversammlung)), appoint a creditors’ committee (Gläubigerausschuss) charged with monitoring and assisting the insolvency administrator in the discharge of its duties. After the opening of insolvency proceedings (and unless the debtor qualifies for self-administration), only the insolvency administrator is entitled to act on behalf of the insolvency estate.

Under Austrian law, an insolvency administrator’s role is to continue the debtor’s business with a view to enabling a potential reorganization of such business either by implementing the debtor’s restructuring plan or by a sale of the debtor’s assets. If neither a restructuring plan nor a sale of the debtor’s business is possible, the insolvency administrator will discontinue the debtor’s business operations. As a result of the ensuing insolvency proceedings, the debtor’s assets will be liquidated and the proceeds realized thereby will be distributed to the debtor’s creditors, with the debtor remaining liable for any portion of its debts not satisfied by such proceeds.

If the debtor qualifies for self-administration, the court will proceed with the appointment of a restructuring administrator (Sanierungsverwalter) to monitor the activities of the debtor. In such case, certain transactions are either subject to the restructuring administrator’s approval or may be performed only by the restructuring administrator.

Creditors (Insolvenzgläubiger) wishing to assert their claims against the debtor must participate in the insolvency proceedings and file their claim with the competent court within the time period set out in the court order opening the insolvency proceedings. At the respective examination hearing (Prüfungstagsatzung), the insolvency administrator has to declare whether it acknowledges or contests each of the claims filed with the court. If the insolvency administrator acknowledges a creditor’s claim, such creditor will be entitled to participate in the insolvency proceedings and the pro rata distribution to unsecured creditors that will follow. If a creditor’s claim is contested by the insolvency administrator, the creditor will have to seek enforcement of its claim in civil proceedings and only then participate in the insolvency proceedings.

Claims of unsecured creditors which were created before the opening of the insolvency proceedings rank pari passu among themselves. Certain claims which lawfully arose against the insolvency estate after the opening of the insolvency proceedings (privileged claims (Masseforderungen)) enjoy priority in insolvency proceedings. This includes all taxes, fees, tariffs, social security contributions and any other public assessment concerning the insolvency estate if and to the extent that the facts and circumstances triggering any such obligation are established during the insolvency proceeding.

Claims which are secured by collateral, such as a mortgage, a pledge over bank accounts or shares, an assignment of receivables for security purposes or a security transfer of moveable assets (preferential claims (Absonderungsrechte)), are entitled to preferential payment in the distribution of the proceeds resulting from the realization of the charged asset. Creditors who have a right to preferential treatment may participate in the pro rata distribution to the unsecured creditors only to the extent that the proceeds from the realization of the assets charged to them did not cover their claims or if they have waived their right to preferential treatment. Secured creditors do not have a voting right with respect to the approval of the restructuring plan to the extent their claim is covered by security. Claims relating to the payment of taxes, social security contributions and employee compensation are not, as such, privileged or preferential claims under Austrian law.

The costs of the insolvency proceedings and certain liabilities accrued during such proceedings constitute privileged claims (Masseforderungen) and rank senior to all other insolvency claims (Insolvenzforderungen). Claims of creditors with a right of segregation of assets (Aussonderungsberechtigte), such as creditors with a retention of title or trustees, remain unaffected by the opening of insolvency proceedings.

Once insolvency proceedings have been opened it is no longer possible to obtain an execution lien with respect to assets belonging to the insolvency estate. All execution proceedings against the debtor are subject to an automatic stay during the duration of the insolvency proceeding (Vollstreckungssperre). Execution liens obtained within the last 60 days prior to the opening of insolvency proceedings expire upon the opening of such insolvency proceedings.

An Austrian court may appoint a trustee (Kurator) for the Austrian Debt Securities issued by Suzano Austria to exercise the rights and represent the interests of holders of Austrian Debt Securities on their behalf in which case the ability of holders of Austrian Debt Securities to pursue their rights under the Austrian Debt Securities individually may be significantly limited.  Pursuant to the Austrian Notes Trustee Act (Kuratorengesetz), a trustee may be appointed upon the request of any interested party (e.g. a holder of the Notes) or upon the initiative of the competent court, for the purposes of representing the common interests of the holders in matters concerning their collective rights.  In particular, this may occur if insolvency proceedings are initiated against Suzano Austria, in connection with any amendments to the terms and conditions of the Austrian Debt Securities or changes relating to the Suzano Austria, or under other similar circumstances, including also restructuring scenarios.  If a trustee is appointed, the trustee will exercise the collective rights and represent the interests of all of the holders of Austrian Debt Securities and will be entitled to make statements on their behalf which shall be binding on all holders.  Where a trustee represents the interests and exercises the rights of holders, this may conflict with or otherwise adversely affect the interests of individual or all holders. Investors should note that a trustee will not be subject to any instructions given by single holders of Austrian Debt Securities or the holders’ meeting and that the trustee is obliged to act in the best interest of all holders, not taking into account particular interests of certain holders or groups of holders.

DATA PROTECTION PRIVACY NOTICE

Scope

The legal basis for this notification is to meet the standards required in respect of, and ensure compliance with, the requirements of the Cayman Islands’ Data Protection Law, 2017 ( the “DPL”), which came into effect on 30 September 2019. This privacy notice puts investors in Fibria Overseas Finance on notice that through your investment into Fibria Overseas Finance you will provide us with certain personal information which constitutes personal data within the meaning of the DPL (“personal data”). Fibria Overseas Finance collects, uses, discloses, retains and secures personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. Fibria Overseas Finance will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct the activities of Fibria Overseas Finance on an ongoing basis or to comply with legal and regulatory obligations to which Fibria Overseas Finance is subject. Fibria Overseas Finance will only transfer personal data in accordance with the requirements of the DPL, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data. In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPL, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPL or may process personal information for their own lawful purposes in connection with services provided to Fibria Overseas Finance.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into Fibria Overseas Finance, this will be relevant for those individuals and you should inform such individuals of the content.

What rights do individuals have in respect of personal data?

Under the DPL, individuals must be informed of the purposes for which their personal data is processed and this privacy notice fulfils Fibria Overseas Finance’s obligation in this respect.

Individuals have rights under the DPL in certain circumstances. These may include the right to request access to their personal data, the right to request rectification or correction of personal data, the right to request that processing of personal data be stopped or restricted and the right to require that Fibria Overseas Finance cease processing personal data for direct marketing purposes.

If you consider that your personal data has not been handled correctly, or you are not satisfied with Fibria Overseas Finance’s responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling: +1 (345) 946-6283 or by email at info@ombudsman.ky.

Contacting Fibria Overseas Finance

For further information on the collection, use, disclosure, transfer or processing of your personal data or the exercise of any of the rights listed above, please contact us through our website at  www.suzano.com.br/ir or ir@suzano.com.br or +55 11 3503-9330.

Data Protection in Austria

The General Data Protection Regulation (EU) 2016/679 (“GDPR”) regulates data protection and privacy for all individual citizens of the European Union (EU) and the European Economic Area (EEA). It addresses the transfer of personal data outside the EU and EEA areas. The GDPR aims primarily to give control to individuals over their personal data and to simplify the regulatory environment for international business within the EU. The regulation contains provisions and requirements related to the processing of personal data of individuals (formally called “data subjects” in the GDPR) inside the EEA, and applies to any enterprise established in the EEA or — regardless of its location and the data subjects’ citizenship — that is processing the personal information of data subjects inside the EEA.

In defined situations under this Prospectus, Suzano Austria may come into the position to collect data from holders, including EU residents. Before collecting such data, Suzano Austria shall have put in place appropriate technical and organizational measures to implement the data protection principles. Business processes that handle personal data must be designed and built with consideration of the principles and provide safeguards to protect data (for example, using pseudonymization or full anonymization where appropriate), and use the highest-possible privacy settings by default, so that the datasets are not publicly available without explicit, informed consent, and cannot be used to identify a subject without additional information (which must be stored separately). No personal data may be processed unless this processing is done under a lawful basis specified by the GDPR. Suzano Austria, in advance, shall clearly disclose the fact of any data collection, declare the lawful basis and purpose for data processing, and state how long data is being retained and whether data is shared with third parties or outside of the EEA. Holders will have the right to request a portable copy of the data collected by a Suzano Austria in a common format, and the right to have their data erased under certain circumstances. Among others, Suzano Austria may be required to employ a data protection officer (DPO) who is responsible for managing compliance with the GDPR.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers.

Neither the laws of Brazil nor the bylaws of Suzano provide for indemnification of any controlling persons, directors or officers of Suzano. However, Suzano’s directors and officers benefit from insurance against civil liabilities, including civil liabilities in connection with the registration, offering and sale of the debt securities.

Neither Suzano Austria’s articles of association nor the laws of Austria provide for indemnification of directors or officers.

The laws of the Cayman Islands do not provide for indemnification of directors and officers. Fibria Overseas Finance’s Memorandum and Articles of Association provides that Fibria Overseas Finance shall indemnify officers and directors and their personal representatives against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained in or about the conduct of Fibria Overseas Finance’s business or affairs or in the execution or discharge of their duties, powers, authorities or discretions, including any costs, expenses, losses or liabilities incurred in defending (whether successfully or otherwise) any civil proceedings concerning Fibria Overseas Finance in the Cayman Islands or elsewhere. Fibria Overseas Finance’s Memorandum and Articles of Association further provides that no officer or director shall be liable for acts, omissions, losses, damages or other misfortune arising from their execution or discharge of duties, powers, authorities, discretions of office or in relation thereto, unless resulting from the officer’s or director’s dishonesty, willful default or fraud.

Item 9. Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement Basic Provisions for Guaranteed Debt Securities issued by Suzano Austria.
1.2	Underwriting Agreement Basic Provisions for Guaranteed Debt Securities issued by Fibria Overseas Finance.
4.1	Suzano Austria Indenture.
4.2	Fibria Overseas Finance Indenture.
4.3	Form of Debt Security (included in Exhibits 4.1 and 4.2).
5.1	Opinion of Mr. Pablo Machado, General Counsel of Suzano S.A., as to matters of Brazilian law relating to the guarantees of Suzano.
5.2	Opinion of Weber Rechtsanwälte GmbH & Co KG, Austrian counsel to the Registrants, as to matters of Austrian law relating to the debt securities of Suzano Austria.
5.3	Opinion of Maples and Calder, Cayman Islands counsel to the Registrants, as to matters of Cayman Islands law relating to the debt securities of Fibria Overseas Finance.
5.4	Opinion of Cleary Gottlieb Steen & Hamilton LLP, as to matters of New York law relating to the debt securities and guarantees.
21.1	List of Subsidiaries of Suzano.
23.1	Consent of PricewaterhouseCoopers Auditores Independentes.
23.2	Consent of KPMG Auditores Independentes.
23.3	Consent of Mr. Mr. Pablo Machado, General Counsel of Suzano S.A. (included in Exhibit 5.1).
23.4	Consent of Weber Rechtsanwälte GmbH & Co KG (included in Exhibit 5.2).

23.5	Consent of Maples and Calder (included in Exhibit 5.3).
23.6	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.4).
24.1	Power of Attorney (included in pages II-4 to II-12 of this Registration Statement).
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas with respect to the Suzano Austria Indenture.
25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas with respect to the Fibria Overseas Finance Indenture.

Item 10. Undertakings.

(a)     Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement;

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section (10)(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(6) That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the registrants undertake that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and (iv) any other communication that is an offer in the offering made by the registrant to the purchaser.

(b) Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each of the registrants pursuant to the foregoing provisions, or otherwise, each of the registrants has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES OF SUZANO S.A.

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of São Paulo, Brazil, on January 24, 2020.

SUZANO S.A.

By:	/s/ Walter Schalka
Name: Walter Schalka
Title: Chief Executive Officer

By:	/s/ Marcelo Feriozzi Bacci
Name: Marcelo Feriozzi Bacci
Title: Chief Financial and Investor Relations Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below hereby constitutes and appoints Walter Schalka, Marcelo Feriozzi Bacci and Pablo F. Gimenez Machado, jointly and severally (with full power to each of them to act alone) his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form F-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated in respect of Suzano S.A. on January 24, 2020.

Signature	Title	Date

/s/ Walter Schalka	Chief Executive Officer	January 24, 2020
Walter Schalka

/s/ Marcelo Feriozzi Bacci	Chief Financial and Investor Relations Officer	January 24, 2020
Marcelo Feriozzi Bacci

/s/ Arvelino Cassaro	Principal Accounting Officer	January 24, 2020
Arvelino Cassaro

/s/ David Feffer	President of Board of Directors	January 24, 2020
David Feffer

/s/ Claudio Thomaz Lobo Sonder	Vice-President of Board of Directors	January 24, 2020
Claudio Thomaz Lobo Sonder

/s/ Daniel Feffer	Vice-President of Board of Directors	January 24, 2020
Daniel Feffer

/s/ Jorge Feffer	Member of Board of Directors	January 24, 2020
Jorge Feffer

/s/ Ana Paula Pessoa	Member of Board of Directors	January 24, 2020
Ana Paula Pessoa

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF SUZANO S.A.

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Suzano S.A., has signed this registration statement or amendment thereto, as the case may be, in São Paulo, Brazil., on January 24, 2020.

Signature		Title

Suzano Pulp and Paper America, Inc.		Authorized Representative in the United States

By:	/s/ Walter Schalka
Name:	Walter Schalka
Title:	Director

By:	/s/ Marcelo Feriozzi Bacci
Name:	Marcelo Feriozzi Bacci
Title:	Director

SIGNATURE PAGE OF SUZANO AUSTRIA GMBH

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of São Paulo, Brazil, on January 24, 2020.

SUZANO AUSTRIA GMBH

By:	/s/ Marcelo Feriozzi Bacci
Name: Marcelo Feriozzi Bacci
Title: Managing Director

By:	/s/ Carlos Aníbal de Almeida Junior
Name: Carlos Aníbal de Almeida Junior
Title: Managing Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Walter Schalka, Marcelo Feriozzi Bacci and Pablo F. Gimenez Machado his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, acting individually, to sign any and all amendments (including post-effective amendments) to the registration statement on Form F-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the indicated capacities as indicated below on January 24, 2020, in respect of Suzano Austria GmbH.

Signature		Title

/s/ Marcelo Feriozzi Bacci
Marcelo Feriozzi Bacci		Managing Director

/s/ Carlos Aníbal de Almeida Junior
Carlos Aníbal de Almeida Junior		Managing Director

Suzano Pulp and Paper America, Inc.		Authorized Representative in the United States

By:	/s/ Walter Schalka
Name:	Walter Schalka
Title:	Director

By:	/s/ Marcelo Feriozzi Bacci
Name:	Marcelo Feriozzi Bacci
Title:	Director

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF SUZANO AUSTRIA GMBH

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative of Suzano Austria GmbH, has signed this registration statement in the City of São Paulo, Brazil, on January 24, 2020.

Signature		Title

Suzano Pulp and Paper America, Inc.		Authorized Representative in the United States

By:	/s/ Walter Schalka
Name:	Walter Schalka
Title:	Director

By:	/s/ Marcelo Feriozzi Bacci
Name:	Marcelo Feriozzi Bacci
Title:	Director

SIGNATURE PAGE OF FIBRIA OVERSEAS FINANCE LTD.

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of São Paulo, Brazil, on January 24, 2020.

FIBRIA OVERSEAS FINANCE LTD.

By:	/s/ Marcelo Feriozzi Bacci
Name: Marcelo Feriozzi Bacci
Title: Director

By:	/s/ Carlos Aníbal de Almeida Junior
Name: Carlos Aníbal de Almeida Junior
Title: Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Walter Schalka, Marcelo Feriozzi Bacci and Pablo F. Gimenez Machado his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, acting individually, to sign any and all amendments (including post-effective amendments) to the registration statement on Form F-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the indicated capacities as indicated below on January 24, 2020, in respect of Fibria Overseas Finance Ltd.

Signature		Title

/s/ Marcelo Feriozzi Bacci
Marcelo Feriozzi Bacci		Director

/s/ Carlos Aníbal de Almeida Junior
Carlos Aníbal de Almeida Junior		Director

Suzano Pulp and Paper America, Inc.		Authorized Representative in the United States

By:	/s/ Walter Schalka
Name:	Walter Schalka
Title:	Director

By:	/s/ Marcelo Feriozzi Bacci
Name:	Marcelo Feriozzi Bacci
Title:	Director

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF FIBRIA OVERSEAS FINANCE LTD.

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative of Fibria Overseas Finance Ltd., has signed this registration statement in the City of São Paulo, Brazil, on January 24, 2020.

Signature		Title

Suzano Pulp and Paper America, Inc.		Authorized Representative in the United States

By:	/s/ Walter Schalka
Name:	Walter Schalka
Title:	Director

By:	/s/ Marcelo Feriozzi Bacci
Name:	Marcelo Feriozzi Bacci
Title:	Director